                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or 240.14a-12

                         FREDERICK'S OF HOLLYWOOD, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          Class A Capital Stock, $1.00 par value per share, and Class B Capital Stock, $1.00 par value per share

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        9,729,927 shares of Class A and Class B Capital Stock

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          $54,684,258, representing (a) the sum of all shares outstanding multiplied by $6.14, plus (b) the product of (i) the difference between $6.14 and the exercise price of each option whose exercise price is less than or equal to $6.14, and (ii) the number of shares subject to each such option, plus (c) the product of (i) $.05 and (ii) the number of shares subject to options whose exercise price exceeds $6.14.

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        $54,684,258

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        $10,937

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

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

                               [FREDERICK'S LOGO]

                                                                   July   , 1997

Dear Stockholder:

     We are seeking your consent as a holder of the outstanding Class A Capital Stock and/or Class B Capital Stock of Frederick's of Hollywood, Inc., a Delaware corporation (the "Company"), to two proposals.

     The first proposal involves an amendment (the "Amendment") to the Certificate of Incorporation, as amended (the "Certificate of Incorporation") of the Company. The Amendment would delete certain provisions in the Company's Certificate of Incorporation which were adopted in 1993 when the Company was recapitalized and two classes of Company Capital Stock, Class A Capital Stock and Class B Capital Stock, were established. The provisions proposed to be deleted were intended to help ensure that the two classes of stock would be treated equally in a merger or similar transaction. For an explanation of the reason for and general effect of the Amendment, see "AMENDMENT TO CERTIFICATE OF INCORPORATION" in the enclosed Consent Solicitation Statement.

     The second proposal involves the merger (the "Merger") of Royalty Acquisition Corp., a Delaware corporation (the "Purchaser"), into the Company (with the Company being the surviving corporation) pursuant to an Agreement and Plan of Merger, dated as of June 15, 1997 (the "Merger Agreement") among the Company, Royalty Corporation, a Delaware corporation (the "Parent") and the Purchaser, which is a direct subsidiary of the Parent. Pursuant to the Merger Agreement, (i) each outstanding share of the Company's Class A Capital Stock and Class B Capital Stock, each par value $1.00 per share (collectively the "Shares") (other than Shares held by the Company or any subsidiary of the Company or held in the Company's treasury and other than Shares as to which appraisal rights have been properly exercised under the General Corporation Law of the State of Delaware (the "DGCL")), will be converted into the right to receive $6.14 in cash, without interest, and (ii) each Share held by the Company or any of its subsidiaries or held in the Company's treasury will be cancelled, and no payment will be made with respect thereto. At the effective time of the Merger, the Company would become a privately held subsidiary of Parent. For a detailed discussion of the Merger Agreement, see "DESCRIPTION OF MERGER AGREEMENT" in the enclosed Consent Solicitation Statement.

     Holders of Shares who do not wish to accept the $6.14 cash payment per Share provided in the Merger Agreement have the right to seek an appraisal of the "fair value" of their shares under Section 262 of the DGCL. For a discussion of the rights of holders of Shares to appraisal thereof, see "APPRAISAL RIGHTS FOR DISSENTING STOCKHOLDERS" in the enclosed Consent Solicitation Statement.

     The Merger is conditioned upon the approval of the Amendment and will not be consummated unless both the Amendment and the Merger Agreement are approved by the holders of a majority of both the Company's outstanding Class A Capital Stock and Class B Capital Stock consenting as separate classes. If the requisite stockholders consent to the adoption of the Merger and the Amendment, it is
expected that the Amendment will become effective on or about             ,
1997, and the Certificate of Merger will be filed and the Merger will become effective immediately thereafter on the same date.

     The Company's Board of Directors has reviewed and considered the Amendment and the Merger Agreement, has unanimously approved both proposals and has determined to recommend that the Company's stockholders approve both the Amendment and the Merger Agreement. For a discussion of the factors considered by the Board of Directors in approving the Merger, see "APPROVAL BY THE BOARD OF DIRECTORS" in the enclosed Consent Solicitation Statement.

     The Frederick N. Mellinger Trust and the Harriett R. Mellinger Trust (who,
as of                , 1997, hold in the aggregate approximately 40.9% of the
outstanding Class A Capital Stock and 50.6% of the outstanding Class B Capital Stock, which percentages take into account both the outstanding shares of Class A and Class B Capital Stock and options exercisable within 60 days), have indicated their intent to consent to the approval of the Amendment and the approval and adoption of the Merger Agreement and Merger, but have not agreed irrevocably to do so.

     The Board of Directors has fixed the close of business on June 26, 1997 as the record date (the "Record Date") for the determination of stockholders entitled to consent to the adoption and approval of the Merger and the Amendment. The Board of Directors anticipates that the Consent Solicitation
Statement will be mailed to the Stockholders on or about July   , 1997. The
Consent Solicitation Statement describes the Merger and the Amendment in detail. You are urged to read it carefully in making your decision with respect to the Merger and the Amendment.

     The solicitation of consents will be by mail. Officers of the Company may also solicit consents by personal interviews or telephone. The expenses of solicitation will be borne by the Company. Such expenses may also include charges and expenses of brokerage houses and other fiduciaries for forwarding documents to beneficial owners.

     The forms of consent for the Merger and the Amendment are enclosed with the Consent Solicitation Statement and are color coded as follows: holders of Class A Capital Stock will receive a WHITE card, and holders of Class B Capital Stock will receive a BLUE card.

     The timing of the proposed Merger requires that we obtain your properly signed and dated consents for the Merger and the Amendment no later than
            , 1997, unless such deadline is extended by the Board of Directors. Therefore, to ensure that your consent will be counted, please complete, date and sign the enclosed consent card(s) and return them promptly in the enclosed envelope(s), which require no postage if mailed in the United States. The WHITE envelope should be used to return the WHITE card, and the BLUE envelope should be used to return the BLUE card. Your failure to consent will have the same effect as a vote against the Merger Agreement and the Amendment.

     An executed consent may be revoked at any time by a written revocation thereof executed and delivered to the Company, at the office of the Secretary, 6608 Hollywood Boulevard, Los Angeles, California 90028 prior to the time that the action authorized by such consent becomes effective. A revocation may be in any written form provided that it clearly states that the consent is no longer effective.

     Stock certificates should not be returned with the enclosed consent. If the Amendment and the Merger are approved by the requisite stockholders and the Merger Agreement is consummated, stockholders will be furnished instructions for exchanging their Shares into cash.

     Any questions regarding the Merger or the Amendment should be directed to John B. Hatfield, Executive Vice President, Secretary, Chief Financial Officer and Administrative Officer, (213) 466-5151.

                                          By Order of The Board of Directors,

                                          /s/ JOHN B. HATFIELD

                                          John B. Hatfield
                                          Secretary

                           YOUR CONSENT IS IMPORTANT.
                      PLEASE SIGN AND RETURN THE ENCLOSED
                CONSENT(S) PROMPTLY IN THE ENCLOSED ENVELOPE(S).

     TO APPROVE THE MERGER AGREEMENT AND THE AMENDMENT, YOU SHOULD COMPLETE, DATE AND SIGN THE ENCLOSED CONSENT CARD(S) AND RETURN THEM NO LATER THAN
            , 1997.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
SUMMARY OF CONSENT SOLICITATION STATEMENT.............................................   4
INTRODUCTION..........................................................................   9
VOTING................................................................................  10
AMENDMENT TO CERTIFICATE OF INCORPORATION.............................................  10
SUMMARY OF MERGER TRANSACTION.........................................................  11
RECOMMENDATION OF THE BOARD...........................................................  12
BACKGROUND OF THE TRANSACTION.........................................................  12
APPROVAL BY THE BOARD OF DIRECTORS....................................................  13
OPINION OF FINANCIAL ADVISOR..........................................................  14
DESCRIPTION OF INTERESTS OF MANAGEMENT AND AFFILIATES IN THE MERGER...................  17
PAYMENT FOR SHARES OF COMPANY CAPITAL STOCK...........................................  18
MANAGEMENT OF THE COMPANY'S BUSINESS AFTER THE MERGER.................................  19
ACCOUNTING TREATMENT OF TRANSACTION...................................................  19
REGULATORY APPROVALS..................................................................  19
DESCRIPTION OF MERGER AGREEMENT.......................................................  20
DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES OF MERGER..............................  27
APPRAISAL RIGHTS FOR DISSENTING STOCKHOLDERS..........................................  27
DESCRIPTION OF FINANCING OF MERGER....................................................  30
INFORMATION CONCERNING PARENT AND PURCHASER...........................................  31
PRINCIPAL STOCKHOLDERS AND SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS........  31
MARKET FOR CAPITAL STOCK AND DIVIDENDS................................................  33
SELECTED CONSOLIDATED FINANCIAL INFORMATION OF THE COMPANY............................  34
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................................  34
INDEPENDENT AUDITORS..................................................................  35
OTHER AVAILABLE INFORMATION...........................................................  35

ANNEX A AGREEMENT AND PLAN OF MERGER

ANNEX B AMENDMENT TO COMPANY'S CERTIFICATE OF INCORPORATION

ANNEX C "MINORITY PROTECTION TRANSACTION" PROVISION PROPOSED TO BE DELETED

ANNEX D OPINION OF FINANCIAL ADVISOR

ANNEX E SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

                   SUMMARY OF CONSENT SOLICITATION STATEMENT

     The following is a summary (the "Summary") of certain information contained elsewhere in this Consent Solicitation Statement. Certain capitalized terms used in this Summary are defined elsewhere in this Consent Solicitation Statement. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained in this Consent Solicitation Statement and in the Annexes hereto. Stockholders are urged to carefully read this Consent Solicitation Statement, including the Annexes hereto, in its entirety.

THE COMPANIES

     Frederick's of Hollywood, Inc. Frederick's of Hollywood, Inc. (the "Company") is a retailer of women's apparel merchandise through mail order catalogs and boutique specialty stores. The Company is a Delaware corporation with principal executive offices located at 6608 Hollywood Boulevard, Hollywood, California 90028 and its telephone number is (213) 466-5151.

     Royalty Acquisition Corp. Royalty Acquisition Corp., a Delaware corporation (the "Purchaser") and wholly owned subsidiary of Royalty Corporation, a Delaware corporation (the "Parent"), was, along with the Parent, organized by Knightsbridge Capital Corp. ("Knightsbridge") to acquire the Company. The principal offices of the Purchaser and the Parent are located at 225 West Washington St., Suite 2150, Chicago, Illinois 60606.

     Until immediately prior to the Merger, it is not anticipated that the Purchaser or the Parent will have engaged in activities other than those incident to their formation and capitalization and in connection with the Merger. Immediately prior to the signing of the Merger Agreement, Parent received a contribution to its capital of $10,000,000 and obtained commitments from certain other investors, including an affiliate of Knightsbridge, to contribute an additional $7,000,000 to Parent's capital. In addition, prior to signing the Merger Agreement, Parent and Purchaser executed a Credit Agreement with Credit Agricole Indosuez ("Lender"), as agent and lender, and a Senior Subordinated Loan Agreement with Lender, as lender (collectively, the "Loan Agreements"). Under the Loan Agreements, Parent and Purchaser have total available credit in the aggregate amount of up to $48,000,000 for use in connection with the Merger and for working capital and general corporate purposes.

THE MERGER AGREEMENT

     General. Pursuant to and subject to the terms and conditions of the Merger Agreement, dated as of June 15, 1997, among the Parent, the Purchaser and the Company (the "Merger Agreement"), the Company will merge (the "Merger") with the Purchaser, with the Company continuing as the surviving corporation (the "Surviving Corporation"). In the Merger, each outstanding share (collectively, the "Shares") of the Company's Class A Capital Stock and Class B Capital Stock (collectively, the "Company Capital Stock") (excluding Shares held (a) in the treasury of the Company or owned by any direct or indirect subsidiary of the Company (which will be cancelled and retired without any conversion thereof and without any payment with respect thereto) or (b) by holders who have effectively exercised their appraisal rights with respect to such Shares in accordance with
Section 262 of the Delaware General Corporation Law (the "DGCL")) will be cancelled and converted into the right to receive $6.14 per share in cash, without interest thereon (the "Share Consideration"). All shares of issued and outstanding capital stock of the Purchaser will be converted into and exchanged for one duly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. The effective time of the Merger will be the date and time of the filing of a Certificate of Merger with the Secretary of State of Delaware (the "Effective Time"), which is scheduled to occur as soon as practicable following satisfaction of certain closing conditions and will occur no earlier than 20 business days from the date of this Consent Solicitation Statement. As a result of the Merger, at the Effective Time, the Surviving Corporation will be a wholly owned subsidiary of the Parent and the Parent will hold all the outstanding voting securities of the Surviving Corporation. The Surviving Corporation will continue to own all of the voting securities of the Company's four subsidiaries: Frederick's of Hollywood Stores, Inc., Hollywood Mail Order Corp., Private Moments, Inc., and Walger's, Inc. A copy of the Merger

Agreement is attached to this Consent Solicitation Statement as Annex A. For a more detailed discussion of the Merger Agreement, see "DESCRIPTION OF MERGER AGREEMENT."

     Payment for Shares; No Further Ownership of Company Capital Stock. As of the Effective Time, the Purchaser will deposit, or will cause to be deposited, with American Stock Transfer & Trust Company (the "Paying Agent"), for the benefit of the holders of Shares, for payment in accordance with the Merger Agreement through the Paying Agent, cash in an amount equal to the Share Consideration multiplied by the number of Shares outstanding immediately prior to the Effective Time (such cash being hereinafter referred to as the "Payment Fund"). Promptly after the Effective Time, the Paying Agent will mail to each record holder, as of the Effective Time, of a certificate that immediately prior to the Effective Time evidenced outstanding Shares (the "Certificates") a form of letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and instructions for use in surrendering such Certificates and receiving the Share Consideration therefor. Upon the surrender of each such Certificate, the Paying Agent shall promptly pay the holder of such Certificate in exchange therefor cash in an amount equal to the Share Consideration multiplied by the number of Shares formerly represented by such Certificate, and such Certificate shall forthwith be cancelled. Said payment, if in excess of $100,000 and if requested by the stockholder entitled thereto, shall be paid to said stockholder by wire transfer in immediately available funds. Until so surrendered, each such Certificate (other than Certificates representing Shares outstanding immediately prior to the Effective Time and held by a holder who did not consent to the Merger in writing and who has demanded appraisal for such shares in accordance with Section 262 of the DGCL ("Dissenting Shares") and Certificates representing Shares held in the treasury of the Company or by any wholly owned subsidiary of the Company) shall represent solely the right to receive the aggregate Share Consideration relating thereto. No interest shall be paid or accrued on such Share Consideration.

     Stock Options. The Company will use best efforts to enter into agreements with each holder of an option to purchase Shares (an "Option"), which agreement will provide that by virtue of the Merger and without any action on the part of the holders thereof, each Option that is outstanding immediately before the Effective Time, whether or not presently exercisable, will be cancelled and, in consideration of such cancellation, each holder of an Option will be entitled to receive at the Effective Time an amount equal to (a) the product of (i) the excess, if any, by which the Share Consideration exceeds the exercise price of the Option and (ii) the number of Shares subject thereto, plus (b) the product of (i) $.05 and (ii) the number of Shares subject to Options whose exercise price exceeds the Share Consideration.

     The plans of the Company and its subsidiaries providing for Options ("Option Plans") shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement, providing for the issuance or grant by the Company or any of its subsidiaries of any interest in respect of the capital stock of the Company or any of its subsidiaries shall be terminated as of the Effective Time, and following the Effective Time, subject to all holders of Options entering into agreements to cancel their respective Options, no holder of Options or any participant in the Option Plans or any other such plans, programs or arrangements shall have any right thereunder to acquire any equity securities of the Company or any subsidiary thereof.

     Conditions to the Merger. The obligations of the Company and the Purchaser to consummate the Merger are subject to certain conditions, including the approval of the Merger and the Amendment to the Company's Certificate of Incorporation by holders of a majority of each class of the Company Capital Stock, no court or other authority shall have entered any order or law prohibiting or otherwise restricting the consummation of the Merger, and at least 20 business days must have elapsed since the mailing of the Consent Solicitation Statement.

AMENDMENT TO COMPANY'S CERTIFICATE OF INCORPORATION

     The proposed Amendment would delete Section 1(e) of Article Fourth of the Company's Certificate of Incorporation ("Section 1(e)"), as amended (the "Certificate of Incorporation"). Section 1(e) contains certain provisions which were adopted in 1993 in connection with the recapitalization of the Company at which time two classes of Company Capital Stock, the voting Class A Capital Stock and the non-voting

Class B Capital Stock, were established. These "Minority Protection Transaction" provisions were designed to help ensure that the two classes of stock would be treated equally in a merger or similar transaction, and that the Class A Capital Stock would not trade at a premium in relation to the nonvoting Class B Capital Stock. A copy of the Amendment and Section 1(e) are attached to this Consent Solicitation Statement as Annexes B and C, respectively. This "Minority Protection Transaction" feature set forth in Section 1(e) and the reasons for and general effects of the Amendment are explained in detail under the heading "AMENDMENT TO CERTIFICATE OF INCORPORATION."

     The Merger is conditioned upon the approval of the Amendment and will not be consummated unless both the Amendment and the Merger Agreement are approved by the holders of a majority of the Company's outstanding Class A Capital Stock and Class B Capital Stock consenting as separate classes. If the requisite stockholders consent to the adoption of the Merger and the Amendment, it is
expected that the Amendment will be come effective on or about             ,
1997, and a Certificate of Merger will be filed and the Merger will become effective immediately thereafter on the same date.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company (the "Board") unanimously approved the Merger and the Merger Agreement on June 13, 1997 and believes that the Merger is in the best interests of the stockholders of the Company. For a description of certain factors considered by the Board in evaluating the Merger, see "BACKGROUND OF THE TRANSACTION" and "APPROVAL BY THE BOARD OF DIRECTORS." The Board also unanimously approved the Amendment to the Company's Certificate of Incorporation. For a more detailed discussion of the reasons for and general effect of the Amendment, see "AMENDMENT TO CERTIFICATE OF INCORPORATION." Approval by the stockholders of the Amendment is a condition to consummating the Merger solely in favor of the Purchaser and the Parent and may be waived by them at their discretion.

FAIRNESS OPINION

     The Company retained the investment banking firm of Janney Montgomery Scott Inc. ("JMS") as its financial advisor in connection with the Merger. JMS provided the Board with a fairness opinion relating to the fairness, from a financial point of view, of the consideration to be received by stockholders in connection with the Merger. See "OPINION OF FINANCIAL ADVISOR." A copy of JMS's opinion is attached to this Consent Solicitation Statement as Annex D.

INTERESTS OF MANAGEMENT IN THE MERGER AGREEMENT

     The directors and executive officers of the Company who own Company Capital Stock will receive $6.14 per share of Company Capital Stock owned, and the executive officers who hold Options to purchase Company Capital Stock will receive a cash payment equal to the difference between $6.14 and the applicable Option exercise price. The table set forth under the heading "DESCRIPTION OF INTERESTS OF MANAGEMENT AND AFFILIATES IN THE MERGER" identifies such directors and officers, the number of Shares owned, the number of Options owned and the cash payments to be received by each in respect of such ownership.

     In addition to payments listed in the table referenced above for his ownership of Company Capital Stock and Options, George W. Townson ("Townson"), the Chairman of the Board, President and Chief Executive Officer of the Company, has entered into a Termination and Release Agreement, dated June 14, 1997, between Townson and the Company, pursuant to which, upon consummation of the Merger, the Company will pay to Townson the sum of $750,000. In addition, Townson and the Purchaser have entered into a Noncompetition and Consulting Agreement, dated June 15, 1997, pursuant to which Townson has agreed not to compete in certain respects with the Purchaser in all states in the United States for a period of four years following the Effective Time and has agreed to provide certain consulting services to the Company during such period, in consideration of the payment to Townson of $250,000 at the Effective Time and 16 equal quarterly payments of $100,000 commencing on the first day of the calendar quarter following the Effective Time, which quarterly payments will be secured by a letter of credit, which shall be irrevocable except if Townson breaches the agreement. Pursuant to the foregoing agreements, each of the Company and the Purchaser also agreed to indemnify Townson from and against certain liabilities which may arise from the payments described above.

     In order to provide for continuity of management during the period of the Merger, the Board has designated 12 persons (including the following executive officers of the Company: Nitin Parikh, Robert Genest and Geric Johnson) as key employees of the Company to receive a "stay bonus" in the amount of $30,000 or $50,000, which "stay bonus" is to be paid to such employees within 30 days after the occurrence of an event such as the Merger. The terms and conditions of employment of the recipients of the "stay bonus" continue to be "at will" and are not otherwise affected by the "stay bonus." As a further inducement to such key employees to continue to remain in the employ of the Company until at least January 2, 1998, the Company has requested that each such person continue their employment until such date at his or her existing rate of pay and defer his or her "stay bonus," which would be increased to $30,875 (for stay bonuses currently in the amount of $30,000) and $51,460 (for stay bonuses currently in the amount of $50,000) (such agreements to continue employment to be referred to herein as the "Extension Agreements"). If any employee who enters into an Extension Agreement is terminated prior to such date, such employee will continue to receive his or her existing rate of pay through January 2, 1998, except if such termination is as a result of an act or acts of malfeasance or similar conduct, and will be paid his or her "stay bonus" immediately upon termination regardless of the reason for termination. If any such employee voluntarily resigns prior to January 2, 1998, such employee will immediately receive the "stay bonus", but will not be entitled to continue to receive such employee's existing rate of pay through January 2, 1998.

     William J. Barrett, a director of the Company since 1983, is also a Senior Vice President of JMS, which will receive certain fees pursuant to the Engagement Letter in connection with the rendering by JMS of certain financial advisory services to the Company, including the rendering of an opinion in connection with the Merger. See "OPINION OF FINANCIAL ADVISOR."

     Each non-employee member of the Board has received a bonus in the amount of $5,000 in compensation for his/her efforts in connection with the Company's program to enhance the value of the Company Capital Stock.

SELECTED CONSOLIDATED FINANCIAL INFORMATION OF THE COMPANY

     The following table summarizes certain data from the Company's annual consolidated financial statements for the years 1992 through 1996 excerpted or derived from the information contained in the Company's Annual Report on Form 10-K for the year ended August 31, 1996 (the "10-K") and the Company's Quarterly Report on Form 10-Q for the quarter ended February 28, 1997 (the "February 10-Q"). The 10-K, the February 10-Q, as well as the Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 1996, and the Company's Proxy Statement for the Annual Meeting of Stockholders held on January 30, 1997, accompany the Consent Solicitation Statement and should be read by stockholders in conjunction herewith. More comprehensive financial and business information concerning the Company is included in such reports and other documents filed by the Company with the Securities and Exchange Commission, and the following information is qualified in its entirety by reference to such reports and such other documents and all the financial information (including any related notes) contained therein.

     The Company's fiscal year ends on the Saturday closest to August 31. Fiscal year 1994 consisted of 53 weeks. All other years presented consisted of 52 weeks. Data for the six months ended February 28, 1997 and 1996 are derived from the Company's unaudited consolidated financial statements for such period and reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for such period.

                                                                                                 SIX MONTHS
                                                                                               ENDED FEBRUARY
                                                                                                     28,
                                                           FISCAL YEARS                          (UNAUDITED)
                                       ----------------------------------------------------   -----------------
                                         1996       1995       1994       1993       1992      1997      1996
                                       --------   --------   --------   --------   --------   -------   -------
                                                 (IN THOUSANDS EXCEPT PERCENTAGES AND PER SHARE DATA)
OPERATING RESULTS:
Net sales............................  $148,090   $142,931   $132,153   $128,516   $117,030   $82,362   $81,207
Gross profit.........................    60,031     58,728     54,744     55,622     52,862    35,160    34,274
Earnings (loss) before income
  taxes..............................      (664)     4,412     (1,705)     7,655      8,018     4,895     2,308
Net earnings (loss)..................      (438)     2,652       (903)     4,737      5,073     2,863     1,350
Primary earnings (loss) per share --
  Classes A & B......................      (.05)       .31       (.10)       .53        .57       .33       .15
Cash dividends per share -- Classes A
  & B................................       .10       .075        .05        .05        .05       .05       .05
Primary weighted average shares
  outstanding -- Classes A & B.......     8,745      8,693      8,876      8,915      8,698     8,759     8,717
FINANCIAL POSITION AT PERIOD END:
Working capital......................    20,447     21,263     17,486     15,783     11,213    22,941    22,864
Total assets.........................    52,709     55,952     55,417     50,838     45,790    55,541    54,053
Long-term debt.......................       240        480        720         --         --       240       480
Capital lease obligations............       672        884        701      1,207      1,663       562       780
Stockholders' equity.................    35,525     36,599     34,413     36,615     32,204    38,013    37,619
Equity per share -- Classes A & B....      4.06       4.21       3.88       4.11       3.67      4.34      4.32
FINANCIAL RATIOS:
Net earnings (loss) to sales.........      (0.3)%      1.9%      (0.7)%      3.7%       4.3%      3.5%      1.7%
Net earnings (loss) to average
  stockholders' equity...............      (1.2)%      7.4%      (2.5)%     13.8%      17.2%      7.8%      3.6%
Current ratio........................       2.6        2.5        2.1        2.4        2.1       2.8       3.0
                                       --------   --------   --------   --------   --------   -------   --------

     Because the Parent and the Purchaser are newly formed corporations and have minimal assets and capitalization (other than an initial contribution to the capital of the Parent in the amount of $10,000,000), no meaningful financial information regarding the Purchaser is available. For a description of the source of funds which will enable the Purchaser to consummate the Merger, see "DESCRIPTION OF FINANCING OF MERGER."

                               [FREDERICK'S LOGO]

                         CONSENT SOLICITATION STATEMENT

                                 JULY   , 1997

                                  INTRODUCTION

     This Consent Solicitation Statement is being furnished to the holders of Class A Capital Stock ("Class A Stock") and Class B Capital Stock ("Class B Stock"), each par value $1.00 per share (collectively, the "Company Capital Stock"), of Frederick's of Hollywood, Inc., a Delaware corporation (the "Company"), in connection with two proposals.

     The first proposal involves an amendment (the "Amendment") to the Certificate of Incorporation, as amended (the "Certificate of Incorporation") of the Company. The Amendment would delete Section 1(e) of Article Fourth of the Certificate of Incorporation ("Section 1(e)"). Section 1(e) contains certain provisions which were adopted in 1993 in connection with the recapitalization of the Company at which time two classes of Capital Stock, the Class A Capital Stock and the Class B Capital Stock, were established. The "Minority Protection Transaction" provisions of Section 1(e) were designed to help ensure that the two classes of stock would be treated equally in a merger or similar transaction, and that the voting Class A Capital Stock would not trade at a premium in relation to the non-voting Class B Capital Stock.

     The second proposal involves the merger (the "Merger") of Royalty Acquisition Corp., a Delaware corporation (the "Purchaser"), into the Company (with the Company being the surviving corporation) pursuant to an Agreement and Plan of Merger, dated as of June 15, 1997 (the "Merger Agreement") among the Company, Royalty Corporation, a Delaware corporation (the "Parent") and the Purchaser, which is a direct subsidiary of the Parent. At the effective time of the Merger, the Company will become a wholly owned subsidiary of the Parent. Pursuant to the Merger Agreement, (i) each outstanding share of the Company's Class A Capital Stock and Class B Capital Stock, each par value $1.00 per share (collectively the "Shares") (other than Shares held by the Company or any subsidiary of the Company or held in the Company's treasury and other than Shares as to which appraisal rights have been properly exercised under the General Corporation Law of the State of Delaware (the "DGCL")), will be converted into the right to receive $6.14 in cash, without interest (the "Share Consideration"), and (ii) each Share held by the Company or any of its subsidiaries or held in the Company's treasury will be cancelled, and no payment will be made with respect thereto. For a detailed discussion of the Merger Agreement, see "DESCRIPTION OF MERGER AGREEMENT."

     Holders of Shares who do not wish to accept the $6.14 cash payment per Share provided in the Merger have the right to seek an appraisal of the "fair value" of their shares provided that they comply with the conditions established by Section 262 of the DGCL. For a discussion of the rights of holders of Shares to appraisal thereof, see "APPRAISAL RIGHTS FOR DISSENTING STOCKHOLDERS."

     Consummation of the Merger is conditioned upon the approval of the Amendment, and the Merger will not be consummated unless both the Amendment and the Merger Agreement are approved by the holders of a majority of both the Company's outstanding Class A Capital Stock and Class B Capital Stock consenting as separate classes. If the requisite stockholders consent to the adoption of the Merger and the Amendment, it is expected that the Amendment will become
effective on or about             , 1997, and that a Certificate of Merger will
be filed and the Merger will become effective immediately thereafter on the same date. For a detailed discussion of the provisions proposed to be deleted and the reasons for and general effects of the Amendment, see "AMENDMENT TO CERTIFICATE OF INCORPORATION." Approval by the stockholders of the Amendment is a condition to consummating the Merger solely in favor of the Purchaser and the Parent and may be waived by them at their discretion.

     This Consent Solicitation Statement is being mailed on or about July   ,
1997 to holders of Shares as of June 26, 1997.

     D.F. King & Co., Inc. will assist in the solicitation of proxies for the Company for a fee of approximately $6,000, plus reimbursement of reasonable out-of-pocket expenses.

                                     VOTING

     In accordance with the DGCL, the Merger Agreement requires approval and adoption by the affirmative vote of the holders of a majority of the outstanding
shares of Class A Capital Stock. As of             , 1997, there were 2,955,309
shares of Class A Capital Stock issued and outstanding, each share of which was entitled to one vote on the proposal to approve and adopt the Merger Agreement. Under the terms of the Certificate of Incorporation, the holders of Class B Capital Stock are not entitled to vote on any matters, except such stockholders are entitled to vote separately as a class with respect to (i) proposals to change the par value of the Class B Capital Stock, amendments to the Certificate of Incorporation that alter or change the powers, preferences or special rights of the holders of the Class B Capital Stock so as to affect them adversely, and
(iii) such other matters as may require class voting under the DGCL. Notwithstanding that the holders of the Company's Class B Capital Stock are not, in all likelihood, entitled to vote in connection with the Merger Agreement under the Certificate of Incorporation, the Board of Directors of the Company has decided to request the consent of all stockholders of the Company, including the holders of shares of Class B Capital Stock, consenting as separate classes,
to the Merger. As of             , 1997, there were 5,903,118 shares of Class B
Capital Stock issued and outstanding.

     In accordance with the DGCL and the Certificate of Incorporation, the approval and adoption of the Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Class A Capital Stock and Class B Capital Stock consenting as separate classes.

                   AMENDMENT TO CERTIFICATE OF INCORPORATION

     The proposed Amendment to the Certificate of Incorporation would delete
Section 1(e) thereof. Section 1(e) contains certain provisions which were adopted in 1993 in connection with the recapitalization of the Company at which time two classes of Capital Stock, Class A Capital Stock and Class B Capital Stock, were established. At such time, all rights to vote were exclusively vested in the Class A Capital Stock. The holders of Class B Capital Stock are only entitled to vote separately as a class with respect to (i) proposals to change the par value of the Class B Capital Stock, (ii) other amendments to the Certificate of Incorporation that would alter or change the powers, preferences or special rights of the holders of Class B Capital Stock so as to affect them adversely, and (iii) as otherwise required under the DGCL.

     Recognizing that it might be possible for a stockholder to acquire voting rights disproportionate to equity ownership through acquisitions of Class A Capital Stock, the Company's financial advisors at the time advised the Board of Directors that the Class A Capital Stock could trade at a premium to the non-voting Class B Capital Stock under certain circumstances. In order to reduce or eliminate the economic reasons for the Class A Capital Stock and the Class B Capital Stock to trade at disparate market prices, certain "Minority Protection Transaction" provisions were included in the amendments to the Certificate of Incorporation at the time. These provisions are set forth in Section 1(e). The provisions of Section 1(e) were designed with the intent that the Class B Capital Stock would not be unfairly treated in the event that a person attempted to acquire control of or to take over the Company. The provisions also include anti-takeover measures.

     The "Minority Protection Transaction" provisions contained in Section 1(e) include two features: a restriction on voting and a "fair price" provision. The first feature was designed to prevent a person or group who crossed a certain ownership threshold from gaining control of the Company by acquiring Class A Capital Stock without buying shares of the Class B Capital Stock. Consequently, anyone, except the Company's Employee Stock Ownership Plan, who acquires more than 10% of the outstanding shares of Class A Capital Stock and does not acquire a percentage of the Class B Capital Stock outstanding at least equal to the percentage of Class A Capital Stock that the person acquired (a "Related Person") will be allowed to vote only those shares of Class A Capital Stock just acquired constituting 10% of the outstanding Class A Capital Stock.

     The second feature of the "Minority Protection Transaction" provisions is a "fair price" requirement. It is intended to prevent a person seeking to acquire control of the Company from paying a discounted price for the Class B Capital Stock required to be purchased by the Related Person under the "Minority Protection Transaction" provisions to avoid the restrictions on voting of shares of Class A Capital Stock in excess of the 10% threshold. The relevant provision provides that a "fair price" has been paid for the Class B Capital Stock only when such shares have been acquired at a price equal to the greater of (i) the highest per share price paid by the acquiring person, in cash or in non-cash consideration, for any shares of Class A Capital Stock acquired in the six-month period ending on the date such person becomes a "Related Person" or (ii) the highest closing market sale price of the Class A Capital Stock during the 30-day period preceding and following the acquisition of shares of Class B Capital Stock. As a practical matter, therefore, a person seeking to acquire control of the Company would have to buy the Class A Capital Stock and Class B Capital Stock at virtually the same time and the same price as might occur in a tender offer, in order to ensure that the acquiring person would be able to vote the shares of Class A Capital Stock acquired in excess of the 10% threshold.

     In the proposed Merger transaction, both classes of the Company's Capital Stock are being treated equally. Each outstanding share of the Company's Class A Capital Stock and Class B Capital Stock will be converted into the right to receive $6.14 in cash, without interest. See "DESCRIPTION OF MERGER AGREEMENT." If the formula for determining the purchase price for shares of Class B Capital Stock set forth in such provisions were to be applied in the case of the proposed Merger, depending upon the market price of such shares relative to the Class A Capital Stock, it is possible that the holders of the Class B Capital Stock would be entitled to receive a premium for their non-voting shares in the Merger notwithstanding that the intent of such provisions when adopted was to prevent the Class A Capital Stock from trading at a premium relative to the Class B Capital Stock.

     Since there may be some ambiguity as to the applicability of the "Minority Protection Transaction" provisions of Section 1(e) in connection with the proposed Merger, the Company and the Purchaser desire to delete such provisions from the Certificate of Incorporation prior to the Merger. As a practical matter, the Company believes that the purpose and intent of the provisions of
Section 1(e) will be fulfilled in the Merger since both classes of Company Capital Stock will receive the same Share Consideration and the possibility of the holders of the Class B Capital Stock receiving any unintended premium for their non-voting shares will be eliminated.

     The Merger is conditioned upon the approval of the Amendment and will not be consummated unless both the Amendment and the Merger Agreement are approved by holders of a majority of the Company's outstanding Class A Capital Stock and Class B Capital Stock consenting as separate classes, except in the event of a waiver as set forth below. If the requisite stockholders consent to the adoption of the Merger and the Amendment, it is expected that the Amendment will become
effective on or about             , 1997, and a Certificate of Merger will be
filed and the Merger will become effective immediately thereafter on the same date. A copy of the Amendment and the "Minority Protection Transaction" provisions proposed to be deleted from the Certificate of Incorporation are attached to this Consent Solicitation Statement as Annexes B and C, respectively. Approval by the stockholders of the Amendment is a condition to consummating the Merger solely in favor of the Purchaser and the Parent and may be waived by them at their discretion.

                         SUMMARY OF MERGER TRANSACTION

     The Merger and the Merger Agreement have been unanimously approved by the Board of Directors of the Company (the "Board"). If the Merger Agreement is approved by the requisite consent of the stockholders of the Company and the other conditions to consummating the Merger are satisfied or waived, the Company will be acquired by the Parent for approximately $54.7 million (the "Purchase Price"). The Purchase Price represents a price of $6.14 per share of Company Capital Stock based upon 8,858,427 shares issued and outstanding and cash consideration for the cancellation of Options to purchase 871,500 shares.

     The purpose of the Merger is to enable the Parent, through the Purchaser, to acquire the entire equity interest in the Company. The purchase of the Company by the Parent will be effected through an all-cash merger of the Purchaser into the Company. Following the Merger, the current stockholders of the Company will cease to be stockholders of the Company and the Company will be deregistered under the Securities Exchange Act of 1934 (the "Exchange Act") and will cease to be traded on the New York Stock Exchange.

     The Company's address is 6608 Hollywood Boulevard, Los Angeles, California 90028. Its telephone number is (213) 466-5151. As described below, the Parent and the Purchaser were formed for the sole purpose of acquiring the Company. The address of both the Parent and the Purchaser is 225 West Washington Street, Suite 2150, Chicago, Illinois 60606; telephone number: (312) 641-6029.

                          RECOMMENDATION OF THE BOARD

     THE BOARD BELIEVES THAT THE AMENDMENT AND THE MERGER ARE IN THE BEST INTERESTS OF THE STOCKHOLDERS OF THE COMPANY. ACCORDINGLY, THE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, THE MERGER AND THE AMENDMENT AND RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS CONSENT TO THE AMENDMENT AND THE MERGER AGREEMENT.

                         BACKGROUND OF THE TRANSACTION

     On June 14, 1996, the Company announced it had retained the investment banking firm of Janney Montgomery Scott Inc. ("JMS") as financial advisor for the purpose of embarking on a program to enhance shareholder value. The program was to include either the sale of the shares owned by the Harriett R. Mellinger Trust and the Frederick N. Mellinger Trust (which are the founding family
stockholders' trusts) (the "Trusts") (which, as of             , 1997,
constitute in the aggregate approximately 40.9% of the outstanding Class A Capital Stock and 50.6% of the outstanding Class B Capital Stock which percentages take into account both the outstanding shares of Class A and Class B Capital Stock and Options exercisable within 60 days), or possibly the sale of all the Company's shares or assets, by merger or other consolidation, share repurchase, recapitalization, joint venture, or otherwise. JMS conducted its due diligence, an information memorandum (the "Memorandum") was prepared by the Company, and JMS initiated a search for interested parties in July 1996.

     In the ensuing months, JMS and the Company held discussions and meetings with numerous interested parties. However, due to the Company's disappointing operating results in the third and fourth quarters of the fiscal year ended August 31, 1996, the expressions of interest received were at prices per share that were deemed inadequate by JMS and the Board. JMS and the Company continued discussions and meetings with various parties during the fall of 1996 and winter of 1997.

     In January 1997, JMS initiated discussions with Knightsbridge Capital Corp. ("Knightsbridge"), a private investment company formed to effectuate private equity investments in middle market companies. Knightsbridge executed a confidentiality agreement with JMS on January 23, 1997 and received an information package, including the Memorandum, shortly thereafter. At the end of January, Knightsbridge submitted a preliminary indication of interest and, on February 12, 1997, Knightsbridge, along with representatives from its advisors at Robertson, Stephens & Company ("RS&Co."), Bain & Company and Arthur Andersen & Company, met at the Company's offices to interview key management, tour the Company's facilities, and receive additional due diligence information.

     Based on the information received during the due diligence process, Knightsbridge and its advisors indicated a strong interest in pursuing an acquisition of the Company, subject to the availability of financing. Representatives of Knightsbridge and RS&Co. held numerous discussions with JMS regarding an acceptable valuation for the Company.

     In March 1997, representatives of Knightsbridge and RS&Co. visited with selected institutions to assess the viability of financing the acquisition of the Company. On April 8, 1997, Knightsbridge received a proposal from Indosuez Capital ("Indosuez") to provide senior and subordinated debt financing as well as a revolving credit facility. Indosuez's proposal also indicated an interest in an equity investment in the transaction. Based on the financing proposal received from Indosuez, as well as the equity contributions it was prepared to make, Knightsbridge submitted a formal offer, addressed to the Board, to purchase the Company (the "Offer"). The Offer, dated April 9, 1997, proposed to purchase all the outstanding shares of the Company for not less than $6.00 and not more than $6.25 per share, in cash (the "Price Range"). A condition to the Offer was that Knightsbridge receive the exclusive opportunity to pursue intensive due diligence at the Company and to finalize the financing for the acquisition. On April 11, 1997, the Board approved an Exclusivity Agreement with Knightsbridge, effective April 14, 1997, which granted a three-week period for Knightsbridge to complete its due diligence and to obtain a firm financing commitment from its lender (the "Standstill Period").

     Through the remainder of April 1997, Knightsbridge and its advisors performed due diligence at the Company. On May 5, 1997, Knightsbridge contacted JMS to confirm, based on a review of the due diligence information gathered at the Company, that it was interested in acquiring all outstanding shares of the Company in the Price Range and would like to proceed expeditiously to sign a definitive agreement. A first draft of the Merger Agreement had previously been delivered by Knightsbridge to the Company on May 2, 1997. Knightsbridge subsequently presented a signed commitment letter, dated May 5, 1997, from Indosuez confirming their interest and intent to assist in financing the acquisition of the Company. In light of the foregoing, on May 8, 1997, the Board approved retroactively an extension of the termination of the Standstill Period from May 6, 1997 to May 24, 1997 in order to allow time for final negotiation of a definitive agreement and Knightsbridge's completion of loan documentation.

     With negotiations towards a definitive agreement proceeding, on May 20, 1997, the Board approved, an extension of the Standstill Period from May 24, 1997 to June 2, 1997. Subsequent extensions approved by the Board extended the Standstill Period from June 2, 1997 to June 9, 1997, from June 9, 1997 to June 11, 1997, from June 11, 1997 to June 13, 1997, and from June 13, 1997 to June 16, 1997. Over this period, the structure of the transaction changed from a two step tender offer/merger to a straight merger as it became apparent that the tender by at least 90% of the Shares could not be assured on an initial tender offer, and therefore the subsequent consummation of a short form merger which Knightsbridge's financing required also could not be assured. The final negotiated cash price for all outstanding shares was $6.14 per share.

     Based upon the Board's review and consideration of the terms of the Merger Agreement and, among other things, the oral presentation of the opinion of JMS, on June 13, 1997, the Board unanimously determined that the Merger and the Amendment are in the best interests of the stockholders of the Company and approved the Amendment, the Merger and the Merger Agreement.

                       APPROVAL BY THE BOARD OF DIRECTORS

     At a special meeting of the Board held on June 13, 1997, the Company's management and representatives of JMS and the Company's legal advisors made a presentation concerning the proposed acquisition of the Company by the Parent, including a review of the terms of the Merger Agreement and the proposed Amendment to the Certificate of Incorporation. At such meeting, the Board unanimously determined that the Amendment and the Merger are in the best interests of the stockholders of the Company and approved the Amendment, the Merger and the Merger Agreement.

     In reaching its determination, the Board consulted with the Company's management, as well as its financial and legal advisors, and considered a number of factors, including, without limitation, the following:

          (i) the fact that (a) the Company had issued a press release on June 14, 1996 regarding its program to enhance stockholder value, including a possible sale of the Company, (b) JMS held discussions with over 100 prospective purchasers of the Company, and requested such prospective purchasers to bid for the Company, (c) JMS distributed written information to sixty-two of such prospective purchasers, (d) twelve of such prospective purchasers submitted indications of interests for the Company, (e) nine of such prospective purchasers performed additional due diligence subsequent to the initial bids and made final bids for the Company, and (f) the consideration offered by Knightsbridge exceeded all other fully funded bids for all of the Class A Capital Stock and Class B Capital Stock of the Company;

          (ii) the fact that the consideration offered by Knightsbridge was higher than the high-end of a range of per share implied values produced by a discounted cash flow analysis presented by JMS;

          (iii) the fact that the consideration offered by Knightsbridge was at the high end of a range of selected financial ratios for comparable publicly traded companies identified by JMS;

          (iv) the fact that the Share Consideration reflects a significant premium over the current market price of the Shares;

          (v) the opinion of JMS that the consideration offered by Knightsbridge was fair, from a financial point of view, to stockholders of the Company;

          (vi) the high equity component of the capital structure proposed by Knightsbridge;

          (vii) the firm financing commitments obtained by Knightsbridge;

          (viii) recent trends in the earnings of the Company; and

          (ix) the competitive nature of the business of the Company.

     The foregoing discussion of information and factors considered and given weight by the Board is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the terms of the Merger, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weight to the specific factors considered in reaching its determinations. Rather, the Board viewed its determination and recommendations as being based upon the totality of the information presented to it and considered by it. In addition, individual members of the Board may have given different weight to different factors.

                          OPINION OF FINANCIAL ADVISOR

     On May 28, 1997, JMS delivered its oral opinion to the Board of Directors that, as of such date, the estimated cash price per Share to be paid (the "Share Consideration") is fair, from a financial point of view, to the holders of outstanding shares of Company Capital Stock. On June 13, 1997, JMS delivered an oral update of its opinion to the Board of Directors. JMS subsequently updated and confirmed its oral opinion by delivery of a written opinion dated, June 15, 1997, the date of execution of the Merger Agreement.

     THE FULL TEXT OF THE WRITTEN OPINION OF JMS, DATED JUNE 15, 1997, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED, PROCEDURES FOLLOWED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY JMS IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS ANNEX D AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS OF THE COMPANY ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. THE DESCRIPTION OF THE JMS OPINION CONTAINED HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. THE OPINION WAS PREPARED FOR THE BOARD, IS DIRECTED ONLY TO THE FAIRNESS TO THE STOCKHOLDERS OF THE COMPANY AS OF JUNE 15, 1997 FROM A FINANCIAL POINT OF VIEW OF THE SHARE CONSIDERATION PURSUANT TO THE MERGER AGREEMENT AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW TO VOTE ON THE MERGER AGREEMENT.

     In connection with its opinion, JMS reviewed the Merger Agreement and certain financial and other information of the Company, including internal analyses, reports, forecasts and other information. JMS held discussions with senior management of the Company concerning the current operations, financial conditions and prospects of the Company. In addition, JMS (i) reviewed the price and trading histories of the Company's two classes of stock and compared those prices and trading histories with those of publicly traded companies JMS deemed relevant; (ii) compared the financial positions and operating results of the Company with those of publicly traded companies JMS deemed relevant; (iii) compared certain financial terms of the Merger to certain financial terms of selected other business combinations JMS deemed relevant; (iv) performed a net present value calculation on a three year forecasted income statement provided to JMS by the Company; and (v) conducted such other financial studies, analyses and investigations, and reviewed such other factors, as JMS deemed relevant.

     JMS assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for purposes of its opinion. With respect to financial projections, JMS assumed that they had been reasonably prepared on bases reflecting the best currently available information and judgments of the future financial performance of the Company. JMS has not made any independent valuation or appraisal of the assets or liabilities of the Company, nor has it been furnished with any such valuations or appraisals. JMS' opinion is necessarily based on financial, economic, market and other conditions as they existed on, and information made available to it as of, the date of the opinion.

     The following is a brief summary of the financial analyses utilized by JMS in connection with providing its opinion to the Board on June 15, 1997.

     Comparative Stock Price Performance. As part of its analysis, JMS reviewed the history of the trading prices for both the Class A Capital Stock and the Class B Capital Stock of the Company. The review indicated that the Class A Capital Stock traded between $3.70 and $6.00 for the twelve months ending May 27, 1997 and between $3.63 and $6.25 for the three years ending May 27, 1997. The review indicated that the Class B Capital Stock traded between $3.50 and $5.63 for the twelve months ending May 27, 1997 and between $3.25 and $6.50 for the three years ending May 27, 1997. The last sale of Class A Capital Stock on the day immediately preceding June 14, 1996, the date the Company issued a press release announcing that it had engaged JMS to assist it in a program to enhance stockholder value was at a price of $4.13. The last sale of Class B Capital Stock on the day immediately preceding such announcement was at a price of $3.88.

     Selected Companies Analysis. JMS compared certain financial information of the Company with a group of publicly traded companies in the apparel and specialty retail, including mail order that, in JMS' judgment were comparable to the Company (the "Comparable Companies"). The Comparable Companies were chosen by JMS as companies that possess general business, operation, and financial characteristics representative of companies in the industry in which the Company operates, although JMS recognizes that each of the Comparable Companies is distinguishable from the Company in certain respects. The Comparable Companies consist of Intimate Brands (Victoria's Secret), Deb Shops, Wet Seal, Charming Shops, Lilian Vernon, Talbots, Lands' End and Gadzook's.

     The financial information considered by JMS included, among other items, selected balance sheet data, operating statement data and earning per share estimates made by research analysts. JMS calculated several market multiples for the Comparable Companies which included price ranges of 0.29 to 2.18 times sales, 7.75 to 24.91 times operating income, 13.26 to 42.86 times pro forma earnings and 0.73 to 12.82 times book value. These figures were then used to calculate an implied common stock price range for the Company of $4.82 to $36.88 based upon the Company's sales, $1.64 to $5.26 based upon operating income, $1.61 to $5.20 based upon pro forma earnings and $3.11 to $55.01 based upon book value. JMS found that the price per share to be paid to the holders of Class A Capital Stock and Class B Capital Stock as contemplated by the Merger Agreement, is within or above these ranges of values.

     Discounted Cash Flow. The Company provided forecasts from which JMS developed a discounted cash flow model to estimate the values of the Company based upon (i) the present value of the after-tax free cash flow over a three-year three month period from June 1997 through fiscal year 2000; (ii) the terminal value of the Company at the end of such period assuming multiples of 10, 11, 12, 13, 14 and 15 times projected fiscal year 2000 after-tax net income, and (iii) excess cash assumed at $7 million. The enterprise value per Share calculated for the Company under the foregoing analyses ranged from $4.48 to $5.85.

     Comparable Transaction Analysis and Other Premium Studies. JMS examined certain pending and completed domestic merger and acquisition transactions involving the specialty and apparel retail industries. JMS examined closed transactions in the U.S. specialty and apparel retail industries which represented a change of control of a public company since January 1, 1994 and with transaction value between $10 million and $500 million. The first transaction that was reviewed by JMS was the acquisition of A Pea in the Pod by Mother's Work. The second transaction that was reviewed by JMS was the acquisition of Younker's, Inc. by Profitt's, Inc. The third transaction that was reviewed by JMS was the acquisition of Baby Superstores, Inc. by Toys 'R' Us, Inc. For a variety of reasons, none of these transactions was deemed by JMS to be directly comparable to the proposed Merger.

     An article in the December 31, 1996 issue of The Wall Street Journal cited data compiled by JP Morgan that indicated that "excluding mergers of equals, buyers between 1993 and September 30, 1996, paid a medium premium of 30% when pooling of interests is used, compared with a 21.5% median premium when pooling was not used." Based upon the last sale price of the Company's Class A Capital Stock and Class B Capital Stock on the date prior to the date the Company issued the press release announcing it had retained JMS to assist it in a program to enhance stockholder value, the estimated price represents a premium of 48.8% for the Company's Class A Capital Stock and 58.5% for the Company's Class B Capital Stock.

     The foregoing discussion does not purport to be a complete description of the analyses performed by JMS in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. JMS believes that its analyses and the foregoing summary must be considered as a whole and that selecting portions of its analyses, without considering all factors and analyses, could create an incomplete view of the process underlying the analyses performed by JMS in connection with the preparation of its opinion letter. In performing its analyses, JMS made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The analyses performed by JMS are not necessarily indications of actual values, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of a business do not purport to be appraisals or to reflect the price at which businesses actually may be sold.

     JMS is a nationally recognized investment banking firm and is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. JMS has from time-to-time provided investment banking services to the Company prior to its services related to the proposed Merger. While JMS does not make a market in Company Capital Stock, as a full service securities firm, JMS may from time-to-time effect transactions for its own account or the accounts of customers and hold positions in securities of the Company.

     Prior to retaining JMS as the Company's financial advisor, the Board considered several leading investment banking firms to assist it in exploring various strategic alternatives to enhance stockholder value. In making its decision, the Board considered, among other things, the reputation and experience of each firm, each firm's familiarity with the Company, the manner in which each firm proposed to assist the Company in exploring its strategic alternatives, and the competitiveness of the fee structure proposed by each firm. Ultimately, the Board retained JMS based on, among other things, its over ten-year association with the Company and its resulting knowledge of the Company, its trends and prospects.

     Pursuant to a letter agreement, dated May 14, 1996 (the "Engagement Letter"), the Company engaged JMS to act as financial advisor in connection with the Company's program to enhance stockholder value. Pursuant to the Engagement Letter, the Company has agreed to pay JMS upon consummation of the Merger a transaction fee in an amount equal to 5% of the first million dollars of the consideration paid in the Merger, 4% of the second million dollars, 3% of the third million dollars, 2% of the fourth million dollars and 1% of the balance thereafter. In addition, JMS has received a nonrefundable $30,000 one-time, due diligence and offering memorandum preparation payment upon the signing of the Engagement Letter, which will be credited 100% against any fees owed to it by the Company, and JMS has been paid $100,000 upon the rendering of its opinion to the Board, 50% of which fee shall be credited against all other fees owed to JMS by the Company. The Company has agreed to reimburse JMS for its accountable out-of-pocket expenses up to $30,000 and to indemnify JMS against certain liabilities, including certain liabilities under the federal securities laws.

             DESCRIPTION OF INTERESTS OF MANAGEMENT AND AFFILIATES
                                 IN THE MERGER

     The directors and officers of the Company who own Company Capital Stock will receive $6.14 per share of Company Capital Stock owned. For a description of the beneficial ownership of the Company Capital Stock by directors and executive officers, see "PRINCIPAL STOCKHOLDERS AND SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS." In addition, the executive officers who hold Options to purchase Company Capital Stock will receive a cash payment in an amount equal to
(a) the product of (i) the excess, if any, by which the Share Consideration exceeds the exercise price of each Option and (ii) the number of Shares subject thereto, plus (b) the product of (i) $.05 and (ii) the number of Shares subject to Options whose exercise price exceeds the Share Consideration.

     Subject to entering into agreements with respect to the cancellation of Options held by each of them, the following current executive officers of the Company will receive approximately the amounts indicated parenthetically as consideration payable in connection with such cancellation: George W. Townson ($108,251), John B. Hatfield ($42,350), Nitin G. Parikh ($22,275), Robert R.
Genest ($26,238) and, Geric B. Johnson ($3,838).

     In addition to the payment listed in the preceding table for his ownership of Company Capital Stock and Options, George W. Townson ("Townson"), the Chairman of the Board, President and Chief Executive Officer of the Company, has entered into a Termination and Release Agreement, dated June 14, 1997, between Townson and the Company, pursuant to which, upon consummation of the Merger, the Company will pay to Townson the sum of $750,000. In addition, Townson and the Purchaser have entered into a Noncompetition and Consulting Agreement, dated June 15, 1997, pursuant to which Townson has agreed not to compete in certain respects with the Purchaser in all states in the United States for a period of four years following the Effective Time and has agreed to provide certain consulting services to the Company during such period, in consideration of the payment to Townson of $250,000 at the Effective Time and 16 equal quarterly payments of $100,000 commencing on the first day of the calendar quarter following the Effective Time, which quarterly payments will be secured by a letter of credit, which shall be irrevocable except if Townson breaches such agreement. Pursuant to the foregoing agreements, each of the Company and the Purchaser also agreed to indemnify Townson from and against certain liabilities which may arise from the payments described above.

     In order to provide for continuity of management during the period of the Merger, the Board has designated 12 persons (including the following executive officers of the Company: Nitin Parikh, Robert Genest and Geric Johnson) as key employees of the Company to receive a "stay bonus" in the amount of $30,000 or $50,000, which "stay bonus" is to be paid to such employees within 30 days after the occurrence of an event such as the Merger. The terms and conditions of employment of the recipients of the "stay bonus" continue to be "at will" and are not otherwise affected by the "stay bonus." As a further inducement to such key employees to continue to remain in the employ of the Company until at least January 2, 1998, the Company has requested that each such person continue their employment until such date at his or her existing rate of pay and defer his or her "stay bonus," which would be increased to $30,875 (for stay bonuses currently in the amount of $30,000) and $51,460 (for stay bonuses currently in the amount of $50,000). If any employee who enters into an Extension Agreement is terminated prior to such date, such employee will continue to receive his or her existing rate of pay through January 2, 1998, except if such termination is as a result of an act or acts of malfeasance or similar conduct, and will be paid his or her "stay bonus" immediately upon termination regardless of the reason for termination. If any such employee voluntarily resigns prior to January 2, 1998, such employee will immediately receive the "stay bonus", but will not be entitled to continue to receive such employee's existing rate of pay through January 2, 1998.

     Pursuant to the Merger Agreement, the Parent has agreed to cause the Surviving Corporation to honor the Employment Agreement, dated as of April 19, 1996, between the Company and John B. Hatfield, Executive Vice President, Secretary, Chief Financial Officer and Administrative Officer of the Company.

     William J. Barrett, a director of the Company since 1983, is also a Senior Vice President of JMS, which will receive certain fees pursuant to the Engagement Letter in connection with the rendering by JMS of certain financial advisory services to the Company, including the rendering of an opinion in connection with the Merger. See "OPINION OF FINANCIAL ADVISOR."

     Each non-employee member of the Board of Directors of the Company has received a bonus in the amount of $5,000 in compensation for his/her efforts in connection with the Company's program to enhance the value of the Company's shares.

     The Parent has agreed to cause the Surviving Corporation to assume the obligations under existing indemnification agreements between the Company and each member of the Board, and between the Company and certain officers of the Company and its subsidiaries. In addition, the Parent has agreed that for a period of six years after the Effective Time, it will cause the Surviving Corporation to maintain in effect a six-year "run-off" directors and officers insurance policy (the "New D&O Insurance Policy").

                  PAYMENT FOR SHARES OF COMPANY CAPITAL STOCK

     Payment for Shares; No Further Ownership of Company Capital Stock. As a result of the Merger, holders of certificates formerly evidencing shares of Company Capital Stock will cease to have any equity interest in the Company. After consummation of the Merger, all certificates formerly evidencing shares of Company Capital Stock, (excluding shares held (a) in the treasury of the Company or owned by any direct or indirect subsidiary of the Company (which will be cancelled and retired without any conversion thereof and without any payment with respect thereto) or (b) by holders who shall have effectively exercised their appraisal rights with respect to such shares in accordance with Section 262 of the DGCL) will be cancelled and converted into the right only to receive a cash payment of $6.14 per share, without interest thereon. No interest will be paid or accrued on the cash payable upon the surrender of such certificates.

     Assuming approval of the Merger by the holders of the Company's Class A Capital Stock and Class B Capital Stock and satisfaction of the other conditions to the Merger, as of the Effective Time, the Purchaser will deposit, or will cause to be deposited, with American Stock Transfer & Trust Company (the "Paying Agent"), for the benefit of the holders of Shares, for payment in accordance with the Merger Agreement through the Paying Agent, cash in an amount equal to the Share Consideration multiplied by the number of Shares outstanding immediately prior to the Effective Time, (such cash being hereinafter referred to as the "Payment Fund"). The Paying Agent will, pursuant to irrevocable instructions, deliver the cash contemplated to be paid pursuant to the Merger Agreement out of the Payment Fund. The Payment Fund will not be used for any other purpose. Promptly after the Effective Time, the Paying Agent will mail to each record holder, as of the Effective Time, of a certificate that immediately prior to the Effective Time evidencing outstanding Shares (the "Certificates") a form of letter of transmittal which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Paying Agent and instructions for use in surrendering such Certificates and receiving the Share Consideration therefor. Upon the surrender of each such Certificate, the Paying Agent will promptly pay the holder of such Certificate in exchange therefor cash in an amount equal to the Share Consideration multiplied by the number of Shares formerly represented by such Certificate, and such Certificate will thereafter be cancelled. A Payment in excess of $100,000 will, if requested by the stockholder entitled thereto, be paid to such stockholder by wire transfer in immediately available funds. Until so surrendered, each such Certificate (other than Certificates representing Dissenting Shares and Certificates representing Shares held in the treasury of the Company or by any wholly owned subsidiary of the Company) will represent solely the right to receive the aggregate Share Consideration relating thereto. No interest will be paid or accrued on such Share Consideration.

     Stock Options. The Company will use best efforts to enter into an agreement with each holder of an option to purchase Shares (an "Option"), which agreement will provide that by virtue of the Merger and without any action on the part of the holders thereof, each Option that is outstanding immediately before the Effective Time, whether or not presently exercisable, will be cancelled and, in consideration of such cancellation, each holder of an Option will be entitled to receive at the Effective Time an amount equal to (a) the product of (i) the excess, if any, by which the Share Consideration exceeds the exercise price of the

Option and (ii) the number of Shares subject thereto, plus (b) the product of
(i) $.05 and (ii) the number of Shares subject to Options whose exercise price exceeds the Share Consideration.

     The plans of the Company and its subsidiaries providing for Options ("Option Plans") will terminate as of the Effective Time and the provisions in any other plan, program or arrangement, providing for the issuance or grant by the Company or any of its subsidiaries of any interest in respect of the capital stock of the Company or any of its subsidiaries will be terminated as of the Effective Time, and following the Effective Time, subject to all holders of Options entering into agreements to cancel their respective Options, no holder of Options or any participant in the Option Plans or any other such plans, programs or arrangements will have any right thereunder to acquire any equity securities of the Company or any subsidiary thereof.

     DETAILED INSTRUCTIONS ABOUT THE SURRENDER OF CERTIFICATES TOGETHER WITH A LETTER OF TRANSMITTAL, WILL BE FORWARDED TO FORMER HOLDERS OF SHARES BY THE PAYING AGENT PROMPTLY FOLLOWING THE EFFECTIVE TIME OF THE MERGER. HOLDERS OF SHARES SHOULD NOT SUBMIT THEIR CERTIFICATES TO THE PAYING AGENT UNTIL THEY HAVE RECEIVED SUCH MATERIALS. PAYMENT FOR SHARES WILL BE MADE TO FORMER HOLDERS OF SHARES AS PROMPTLY AS PRACTICABLE FOLLOWING RECEIPT BY THE PAYING AGENT OF THEIR CERTIFICATES AND OTHER REQUIRED DOCUMENTS.

             MANAGEMENT OF THE COMPANY'S BUSINESS AFTER THE MERGER

     Under the Merger Agreement, the Company will merge with the Purchaser at the Effective Time. Although the Company will continue as the Surviving Corporation, it will be a wholly owned subsidiary of the Parent as of the Effective Time. As of the Effective Time, the Certificate of Incorporation and By-laws of the Purchaser, as in effect immediately prior to the Effective Time, will become the Certificate of Incorporation and By-laws of the Company as the Surviving Corporation, and the directors of the Purchaser immediately prior to the Effective Time will be the initial directors of the Company after the Merger, each to hold office until their respective successors are duly elected or appointed and qualified.

                      ACCOUNTING TREATMENT OF TRANSACTION

     The Merger will be accounted for as a "purchase" for accounting and financial reporting purposes. Accordingly, a determination of the fair value of the Company's assets and liabilities will be made in order to allocate the purchase price to the assets acquired and the liabilities assumed.

                              REGULATORY APPROVALS

     The Company is not aware of any approval or other action, except as otherwise described herein, by any governmental entity that would be required for the consummation of the Merger as contemplated herein. Should any such approval or other action be required, the Company currently contemplates that such approval or other action will be sought.

     The Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice frequently scrutinize the legality under the antitrust laws of transactions such as the proposed Merger. The Parent, the Purchaser and the Company have concluded that the Merger is not subject to the filing and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976. However, at any time before consummation of the Merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking the divestiture of shares of the Surviving Corporation acquired by the Purchaser or the divestiture of substantial assets of the Parent or its subsidiaries, or the Company or its subsidiaries. Private parties may also bring legal action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, of the results thereof.

                        DESCRIPTION OF MERGER AGREEMENT

     The following is a summary of certain provisions of the Merger Agreement, a conformed copy of which is attached to this Consent Solicitation Statement as Annex A. Such summary is qualified in its entirety by reference to the Merger Agreement.

     General. Pursuant to and subject to the terms and conditions of the Merger Agreement, at the Effective Time, the Company will merge with the Purchaser, with the Company continuing as the Surviving Corporation. The Effective Time is scheduled to occur as soon as practicable following satisfaction of certain closing conditions described below, but in no event earlier than 20 business days from the date of this Consent Solicitation Statement. As a result of the Merger, at the Effective Time, the Surviving Corporation will be a wholly owned subsidiary of the Parent and the Parent will hold all the outstanding voting securities of the Company as the Surviving Corporation. The Company, as the Surviving Corporation, will continue to own all the voting securities of its four subsidiaries: Frederick's of Hollywood Stores, Inc., Hollywood Mail Order Corp., Private Moments, Inc., and Walger's, Inc.

     The Merger. The Merger Agreement provides that, upon the terms and subject to the conditions thereof, and in accordance with the DGCL, at the Effective Time, the Purchaser will be merged with and into the Company. As a result of the Merger, the separate corporate existence of the Purchaser will cease and the Company will continue as the Surviving Corporation and will become a direct, wholly owned subsidiary of the Parent. Upon consummation of the Merger, each issued and then outstanding share of Company Capital Stock (other than any shares held in the treasury of the Company, or owned by any direct or indirect subsidiary of the Company and any shares that are held by stockholders who have not voted in favor of the Merger Agreement or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL) will be cancelled and converted into the right to receive the Share Consideration.

     Pursuant to the Merger Agreement, all shares of capital stock of the Purchaser issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one share of common stock, par value $.01 per share, of the Surviving Corporation.

     The Merger Agreement provides that, at the Effective Time, the Certificate of Incorporation and By-Laws of the Purchaser, as in effect immediately prior to the Effective Time, will become the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the directors of the Purchaser immediately prior to the Effective Time will be the initial directors of the Surviving Corporation.

     Payment for Shares. The Merger Agreement provides that any Shares outstanding immediately before the Effective Time and held by a stockholder who has not voted in favor of or consented to the Merger Agreement in writing and who complies with the provisions of the DGCL concerning the right of holders of shares of capital stock to dissent from the Merger and require appraisal of their shares (a "Dissenting Stockholder" and "Dissenting Shares") will not be converted into the right to receive the Share Consideration but instead will be converted, at the Effective Time, by virtue of the Merger and without any further action, into the right to receive from the Surviving Corporation any consideration that may be determined to be due to the Dissenting Stockholder pursuant to the DGCL; provided, that Shares outstanding immediately before the Effective Time and held by a Dissenting Stockholder who, after the Effective Time, fails to perfect or withdraws or loses the Dissenting Stockholder's right to appraisal, in either case pursuant to the DGCL, will be deemed to have been converted as of the Effective Time into the right to receive the Share Consideration, without interest thereon. The Company may not, without the prior written consent of the Purchaser, voluntarily make any payment with respect to, or settle or offer to settle, any demands for appraisal of Shares by Dissenting Stockholders.

     The Parent has designated American Stock Transfer & Trust Company to act as paying agent (the "Paying Agent") in effecting the payment of the Share Consideration. At the Effective Time, the Parent will deposit, or cause to be deposited, in trust with the Paying Agent sufficient funds to permit the Paying Agent to make the payments contemplated by the Merger Agreement. Promptly after the Effective Time, the Paying Agent will mail to each record holder of certificates ("Certificates") representing Shares (other than Certificates representing Shares held by the Purchaser in the treasury of the Company or by any wholly owned subsidiary of the Company) a form of letter of transmittal which specifies that delivery may be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Paying Agent and instructions for use in surrendering such Certificates and receiving the Share Consideration therefor. Upon the surrender of each such Certificate, the Paying Agent will pay the holder of such Certificate in exchange therefor cash in an amount equal to the Share Consideration multiplied by the number of Shares formerly represented by such Certificate, and such Certificate will be cancelled. Until so surrendered, each Certificate (other than Certificates representing Dissenting Shares and Certificates representing Shares held in the treasury of the Company or by any wholly owned subsidiary of the Company) will represent solely the right to receive the aggregate Share Consideration relating thereto. After the Effective Time, there will be no transfers on the stock transfer books of the Surviving Corporation of any Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates formerly representing Shares (other than Certificates representing Shares held in the treasury of the Company or by any wholly owned subsidiary of the Company) are presented to the Surviving Corporation or the Paying Agent, they will be surrendered and cancelled in return for the payment of the aggregate Share Consideration relating thereto, without interest, as provided in the Merger Agreement. The Share Consideration will be net to each holder of Certificates in cash, subject to reduction only for any applicable federal back-up withholding or stock transfer taxes payable by such holder. If payment of cash in respect of any Certificate is to be made to a person other than the person in whose name such Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Parent or the Paying Agent that such tax either has been paid or is not payable. Promptly following the date which is one hundred eighty (180) days after the Effective Time, the Paying Agent will deliver to the Parent all cash, Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties will terminate. Thereafter, each holder of a Certificate formerly representing a Share (other than Certificates representing Dissenting Shares and Certificates representing Shares held in the treasury of the Company or by any wholly owned subsidiary of the Company) may surrender such Certificate to the Parent and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the aggregate Share Consideration relating thereto, without any interest or dividends thereon. Neither the Parent nor the Surviving Corporation will be liable to any holder of Shares for any amount paid to a public official in accordance with applicable abandoned property, escheat or similar laws. For a description of the rights of holders of Dissenting Shares, see "APPRAISAL RIGHTS FOR DISSENTING STOCKHOLDERS."

     Conditions to the Merger. The obligation of all parties to effect the Merger is subject to the satisfaction or, if permissible, waiver on or before the Effective Time of each of the following conditions: (i) the holders of a majority of each class of Shares consenting as a separate class must have approved and adopted the Merger Agreement in accordance with the DGCL and the rules and regulations of the New York Stock Exchange, (ii) there must not have been any statute, rule, or regulation promulgated, enacted, entered or enforced, or any other legally binding, final and nonappealable action taken, by any domestic, foreign or supranational government or governmental, administrative, or regulatory authority or agency of competent jurisdiction or by any court or tribunal of competent jurisdiction, domestic, foreign or supranational, that in any of the foregoing cases has the effect of making illegal or directly or indirectly restraining, prohibiting or restricting the consummation of the Merger, and (iii) at least 20 business days must have elapsed since the mailing of this Consent Solicitation Statement.

     The obligation of the Purchaser and the Parent to effect the Merger is also subject to the satisfaction by the Company or, if permissible, waiver by the Purchaser or the Parent at or prior to the Effective Time, of each of the following conditions: (i) the number of Shares voted against the Merger Agreement shall not have exceeded thirty percent (30%) of either class of the outstanding Shares, (ii) the Amendment must have been approved by all requisite action of the Company's stockholders, and must have been duly filed with the Delaware Secretary of State, (iii) the Company must have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Effective Time, and (iv) all third party consents necessary to the Merger, other than consents of landlords, must have been obtained or waived by the Company.

     The obligation of the Company to effect the Merger is also subject to the satisfaction by the Purchaser or the Parent, as the case may be, or, if permissible, waiver by the Company at or prior to the Effective Time, of each of the following conditions: (i) the Parent must have received contributions to its capital in an aggregate amount equal to $17,000,000, and its definitive agreements with its lender must have remained in full force and effect and must not have been amended, modified or otherwise supplemented in any material respect since the date of the Merger Agreement, (ii) the premium for the New D&O Insurance Policy must have been paid in full and be non-cancelable, and (iii) each of the Parent and the Purchaser must have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Effective Time.

     Interim Operations of the Company. In the Merger Agreement, the Company has agreed that, except as expressly provided in the Merger Agreement or consented to in writing by the Purchaser, from the date of the Merger Agreement to the Effective Time, (i) the business of the Company and its subsidiaries will be conducted only in the ordinary course of business consistent with past practice (except for certain exceptions specified in the Merger Agreement), and (ii) the Company's Board of Directors will not permit the Company nor any of its subsidiaries to:

          a. except for the Amendment, amend or propose to amend its certificate or articles of incorporation or by-laws (or similar constituent documents);

          b. authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for Shares issued upon exercise of Options outstanding as of the date of the Merger Agreement (in accordance with their respective terms), or amend any of the terms of any such securities or agreements outstanding as of the date of the Merger Agreement, except as specifically contemplated by the Merger Agreement;

          c. except as disclosed to the Parent and the Purchaser, split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities or any securities of its subsidiaries;

          d. (i) incur, assume or prepay any long-term or short-term debt or issue any debt securities; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations of any other person except for obligations of wholly owned subsidiaries of the Company; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned subsidiaries of the Company or customary loans or advances to employees in the ordinary course of business consistent with past practice); (iv) pledge or otherwise encumber shares of capital stock of the Company or any of its subsidiaries; or (v) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any lien thereupon, excluding Permitted Liens and liens existing on the date of the Merger Agreement;

          e. except as may be required by law, as contemplated by the Merger Agreement, with respect to compensating non-employee directors of the Company or with respect to parity increases in compensation, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, stock ownership plan, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or (except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, and as required under existing agreements) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date of the Merger Agreement (including, without limitation, the granting of stock options, stock appreciation rights or performance units);

          f. other than in accordance with specified new store leases, lease any assets (other than automobile and office equipment leases entered into in the ordinary course of business and consistent with past practice) or acquire, sell, or dispose of any assets outside the ordinary course of business or any assets which in the aggregate are material to the Company or its subsidiaries, or enter into any commitments, contracts, agreements or transactions outside the ordinary course of business consistent with past practice or which would, individually or in the aggregate, be material to the Company or its subsidiaries, or modify, amend, terminate or waive any material rights under any contract or agreement;

          g. except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

          h. (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) except as contemplated by the Merger Agreement, enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to the Company or its subsidiaries; or (iii) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited under the Merger Agreement;

          i. revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;

          j. make any tax election or settle or compromise any federal, state or local tax liability or assent to the extension of time for collection or assessment of any federal, state or local tax in excess of $50,000;

          k. pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and its subsidiaries or incurred in the ordinary course of business consistent with past practice;

          l. settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby or material to the Company and its subsidiaries taken as a whole;

          m. other than certain capital expenditures specified in the Merger Agreement, authorize or make any (i) new capital expenditure or (ii) other than those made in the ordinary course of business, expenditures which individually is in excess of $100,000 or which in the aggregate are in excess of $500,000; or

          n. take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (m) above or, except as contemplated by the Merger Agreement, take, or omit to take, any action which would make any of the representations or warranties of the Company contained in the Merger Agreement untrue or incorrect in any material respect as of the date when made.

     Stock Option Plans. The Company will use best efforts to enter into an agreement with each holder of an option to purchase Shares (an "Option"), which agreement will provide that by virtue of the Merger and without any action on the part of the holders thereof, each Option that is outstanding immediately before the Effective Time, whether or not presently exercisable, will be cancelled and, in consideration of such cancellation, each holder of an Option will receive at the Effective Time an amount equal to (a) the product of (i) the excess, if any, by which the Share Consideration exceeds the exercise price of the Option and (ii) the number of Shares subject thereto, plus (b) the product of (i) $.05 and (ii) the number of Shares subject to Options whose exercise price exceeds the Share Consideration.

     The plans of the Company and its subsidiaries providing for Options ("Option Plans") will terminate as of the Effective Time and the provisions in any other plan, program or arrangement, providing for the issuance or grant by the Company or any of its subsidiaries of any interest in respect of the capital stock of the Company or any of its subsidiaries will be terminated as of the Effective Time, and following the Effective Time, subject to all holders of Options entering into agreements to cancel their respective Options, no holder of Options or any participant in the Option Plans or any other such plans, programs or arrangements will have any right thereunder to acquire any equity securities of the Company or any subsidiary thereof.

     Employee Stock Ownership Plan. The Company has agreed that prior to the Effective Time, the Company will take such actions as may be necessary (a) to terminate the Company's Employee Stock Option Plan (the "ESOP"), effective as of and contingent upon the Merger becoming effective, and (b) to amend the ESOP to provide that effective as of such ESOP termination, distributions will be payable solely in cash.

     As of the Effective Time, the Company will take such actions as may be necessary to terminate the membership of all members of the Administrative Committee which administers the ESOP, the Committee which administers the Company's Profit-Sharing Plan (if a different committee than the Administrative Committee), and any other committee which serves as "plan administrator" of any other of the Company's employee benefit plans, programs or arrangements.

     In addition, the Parent has covenanted that as soon as administratively feasible, but in no event more than twelve months following the Effective Time, it will cause the Surviving Corporation to arrange for the orderly unwinding of the ESOP in accordance with all applicable legal requirements. Without limiting the foregoing, the Surviving Corporation will (i) make application to the Internal Revenue Service for a determination that the ESOP termination does not adversely affect the ESOP's qualified status under the Internal Revenue Code of 1986, as amended (the "Code"), (ii) arrange for the ESOP to pay off the remaining balance of the ESOP "acquisition loan" (as such term is defined in the ESOP) from the assets held in the ESOP's "loan suspense account" (as such term is defined in the ESOP), and allocate the remaining assets held in such loan suspense account to the ESOP participants in accordance with the ESOP qualified plan rules, and (iii) arrange for each ESOP participant to receive his or her entire interest in the ESOP, which receipt, at the election of each participant, will be either by direct payment to the participant, by direct payment to an IRA (or qualified plan which receives rollovers) designated by the participant, or by direct rollover to a qualified plan maintained by the Surviving Corporation after the Effective Time.

     No Solicitation. The Company has agreed, and has agreed to direct its officers, directors, employees, representatives and agents (including, without limitation, its attorneys, investment bankers and accountants) to, refrain from any discussions and negotiations with any parties other than the Parent and the Purchaser with respect to any proposal relating to an Acquisition Transaction (defined below); provided, however, that the Company may seek clarification, either directly or through its representatives, of an unsolicited proposal. The Company has agreed that, prior to the Effective Time, it will not, and will not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives (including, without limitation, its attorneys, investment bankers and accountants), directly or indirectly, to solicit, initiate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any acquisition of all or substantially all of the Company by means of a merger, consolidation or other business combination involving the Company or its subsidiaries or acquisition of all or substantially all of the assets or capital stock of the Company and its subsidiaries taken as a whole (an "Acquisition Transaction") or initiate, negotiate, explore or otherwise engage in substantive communications in any way with any person (other than the Purchaser, the Parent and their directors, officers, employees, agents and representatives) with respect to any Acquisition Transaction, or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by the Merger Agreement. However, nothing in the Merger Agreement prevents the Company or the Board from furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written proposal for an Acquisition Transaction by such person or entity, or recommending an unsolicited bona fide written proposal for an Acquisition Transaction to the stockholders of the Company, if and only to the extent that (A) the Board believes in good faith (after consultation with its financial adviser) that such proposal for an Acquisition

Transaction would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by the Merger Agreement and the Board of Directors of the Company determines in good faith after consultation with its legal counsel that such action is necessary for the Company to comply with its fiduciary duties to stockholders under applicable law, and (B) prior to furnishing such nonpublic information to, or entering into discussions with, such person or entity, the Board of Directors of the Company receives from such person or entity an executed confidentiality agreement, with terms no more favorable to such party than those contained in the Confidentiality Agreement, dated January 23, 1997, between Knightsbridge, Inc. and JMS.

     Employment Agreements. The Parent has agreed to cause the Surviving Corporation to perform (i) the "Stay Bonus" Agreements, dated June 28, 1996 (as may be amended by the Extension Agreements), between the Company and each of Nitin Parikh, James Glenny, Chris McGinley, John Treiman, Robert Genest, Shirli Sumida, Chuck Gann, Alan Matuny, Kevin Townson, Geric Johnson, Susan Norris and Dennis Warden; (ii) the Employment Agreement, dated as of April 19, 1996, between the Company and John Hatfield; (iii) that certain Termination and Release Agreement, dated June 14, 1997, between Townson and the Company; and
(iv) that certain Noncompetition and Consulting Agreement, dated June 15, 1997, between Townson and the Purchaser.

     Representations and Warranties. In the Merger Agreement, the Company has made customary representations and warranties to the Purchaser with respect to, among other things, the Company's organization, capitalization, authority to enter into the Merger Agreement and to consummate the transactions contemplated thereby, potential conflicts, consent and approvals, public filings, absence of certain events, undisclosed liabilities, litigation, compliance with laws, tax matters, termination, severance and employment agreements, employee benefit plans, environmental matters, assets (including real property, intellectual property and information systems), broker's fees, labor matters, the non-application of Section 203 of the DGCL, and information set forth in the Company's filings with the SEC or any other governmental entity in connection with the transactions contemplated by the Merger Agreement, including this Consent Solicitation Statement. The Purchaser and the Parent have made representations and warranties to the Company with respect to organization, authority to enter into the Merger Agreement and to consummate the transactions contemplated thereby, potential conflicts, the provision of required information, the ownership of securities, financing, and brokers' fees. None of the representations or warranties in the Merger Agreement will survive the Effective Time of the Merger.

     Amendment. Subject to applicable law, the Company, the Parent and the Purchaser may amend or supplement the Merger Agreement at any time before the Effective Time by a written instrument signed by each of them.

     Termination. (i) The Merger Agreement may be terminated, and the Merger may be abandoned, notwithstanding approval thereof by the stockholders of the Company, at any time before the Effective Time, (a) by mutual written consent of the Parent, the Purchaser and the Company, (b) by any party if, without any material breach by the terminating party of its obligations under the Merger Agreement, the Merger has not occurred on or before 5:00 p.m. (Los Angeles time) on the fortieth (40th) business day after the date of this Consent Solicitation Statement (the "Merger Deadline") or (c) by the Parent, the Purchaser or the Company if any court of competent jurisdiction in the United States or other governmental body in the United States has issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action has become final and nonappealable. However, the party seeking to terminate the Merger Agreement must have used its reasonable best efforts to remove or lift any such order, decree or ruling.

     (ii) In addition, the Merger Agreement may be terminated and the Merger may be abandoned by the Parent or the Purchaser, if (a) the representations or warranties of the Company contained in the Merger Agreement are not true and correct at and as of any date prior to the Effective Date as if made at and as of such time, except for (x) failures to be true and correct as could not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole (a "Company Material Adverse Effect"), (y) failures to comply as are capable of being and are cured (other than by mere disclosure of the breach) within five (5) days after written notice from the Parent or the Purchaser to the Company of such failure, or (z) representations and warranties that speak as of a certain date which were true and correct in all material respects as of such date; (b) the Company has failed to comply with its covenants under the Merger Agreement, except for (x) failures to so comply as could not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, or (y) failures to comply as are capable of being and are cured within five (5) days after written notice from the Purchaser to the Company of such failure; (c) the conditions to the Merger to be satisfied by the Company have not been satisfied or waived by the Parent or the Purchaser prior to the Merger Deadline; (d) Credit Agricole Indosuez fails to fund the Merger pursuant to loan documentation entered into with the Parent and the Purchaser; (e) the Board (x) withdraws its recommendation or approval in respect of the Merger Agreement or the Merger or (y) modifies or changes its recommendation or approval in respect of the Merger Agreement or the Merger in a manner materially adverse to the Parent or the Purchaser; or (f) the Board approves any proposal other than by the Parent or the Purchaser in respect of an Acquisition Transaction.

     (iii) The Merger Agreement may be terminated and the Merger may be abandoned by the Company notwithstanding approval thereof by the stockholders of the Company at any time prior to the Effective Time if (a) the representations and warranties of the Purchaser or the Parent contained in the Merger Agreement are not true and correct at and as of any date prior to the Effective Time as if made at and as of such time, except for (x) failures to be true and correct as could not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business or financial condition of the Purchaser (a "Purchaser Material Adverse Effect"), (y) failures to comply as are capable of being and are cured (other than by mere disclosure of the breach) within five (5) days after written notice from the Company to the Parent or the Purchaser of such failure, or (z) representations and warranties which speak as of a certain date which were true and correct in all material respects as of such date; or (b) the Parent or the Purchaser has failed to comply with its obligations under the Merger Agreement, except for (x) failures to so comply as could not, individually or in the aggregate, reasonably be expected to result in a Purchaser Material Adverse Effect, or (y) failures to comply as are capable of being and are cured within five (5) days after written notice from the Company to the Parent or the Purchaser of such failure; (c) the conditions to the Merger to be satisfied by the Purchaser or the Parent have not been satisfied by the Purchaser or the Parent or waived by the Company prior to the Merger Deadline, or (d) the Board approves any proposal other than by the Parent and the Purchaser in respect of an Acquisition Transaction.

     (iv) If the Merger Agreement is terminated as provided in subsections
(i)-(iii) above, the Merger will be deemed abandoned, the Merger Agreement will become void (except for certain provisions concerning confidentiality and the payment of expenses), and no party will have any liability to or claim against any other party, except as follows. In the event that the Merger Agreement is terminated by the Parent or the Purchaser pursuant to subsections (ii)(a) or
(ii)(b) above, where the failure giving rise to such right of termination is caused in whole or in material part by any action or inaction within the control of the Company or any subsidiary of the Company, the Company will be required to pay to the terminating party an amount equal to the actual out-of-pocket fees and expenses reasonably incurred by such terminating party in connection with the Merger and the transactions contemplated by the Merger Agreement, such amount not to exceed $750,000. In the event that the Merger Agreement is terminated by the Company (a) pursuant to subsections (iii)(a) or (iii)(b) above, where the failure giving rise to such right of termination is caused in whole or in material part by any action or inaction within the control of the Parent or the Purchaser, or (b) because the Parent fails to receive contributions to its capital in an aggregate amount equal to $17,000,000 or the Loan Agreements cease to be in full force and effect or are amended, modified or otherwise supplemented in any material respect, the Parent will be required to pay to the Company an amount equal to the actual out-of-pocket fees and expenses reasonably incurred by the Company in connection with the Merger and the transactions contemplated by the Merger Agreement, such amount not to exceed $500,000.

     (v) In the event the Merger Agreement is terminated by the Parent or the Purchaser pursuant to subsections (ii)(e) or (ii)(f) above, or by the Company pursuant to subsection (iii)(d) above, the Company will be required to pay to the Purchaser the sum of $1,800,000 as compensation for lost opportunities and reimbursement for outof-pocket expenses. In the event that holders of a majority of each class of Shares entitled to vote on the Merger fail to approve the Merger Agreement, the Company will be required to pay to the Purchaser, the greater of (a) $750,000, and (b) the actual out-of-pocket fees and expenses reasonably incurred and paid by the Purchaser in connection with the Merger and the transactions contemplated by the Merger Agreement, such amount not to exceed $1,000,000, as compensation for lost opportunities and reimbursement for out-of-pocket expenses.

     Indemnification. The Parent has agreed to cause the Surviving Corporation to perform existing indemnification agreements between the Company and each member of the Board, and between the Company and certain officers of the Company and its subsidiaries. In addition, the Parent has agreed that for a period of six years after the Effective Time, it will cause the Surviving Corporation to maintain in effect the New D&O Insurance Policy.

     The parties have also agreed that in the event the Surviving Corporation or any of its successors or assigns (a) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger, or (b) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made by the Parent so that the successors and assigns of the Surviving Corporation assume the indemnification obligations set forth in the Merger Agreement.

                 DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES
                                   OF MERGER

     The receipt of cash for shares of Company Capital Stock in the Merger or pursuant to the exercise of dissenters' appraisal rights will be a taxable transaction for Federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. Generally, a stockholder will recognize gain or loss for such purposes equal to the difference between the cash received in connection with the Merger and such stockholder's tax basis for the shares of Company Capital Stock such stockholder owned immediately prior to the Effective Time. For Federal income tax purposes, such gain or loss will be a capital gain or loss if the shares of Company Capital Stock are a capital asset in the hands of the stockholder, and a long-term capital gain or loss if the stockholder's holding period is more than one year as of the Effective Time. There are limitations on the deductibility of capital losses.

     Under current law, the maximum federal tax rate applicable to long-term capital gains recognized by an individual is 28%, and the maximum Federal tax rate applicable to ordinary income (including dividends and short-term capital gains recognized by individuals) is 39.6%. The maximum Federal tax rate applicable to all capital gains and ordinary income recognized by a corporation is 35%. It is possible that legislation may be enacted that would reduce the maximum federal tax rate applicable to long-term capital gains, possibly with retroactive effect. It is not possible to predict whether or in what form any such legislation may be enacted.

     The summary of tax consequences set forth above is for general information only. The tax treatment of each stockholder will depend in part upon his or her particular situation. Actual tax consequences not described herein may be applicable to particular classes of taxpayers, such as financial institutions, broker-dealers, persons who are not citizens or residents of the United States, stockholders who acquired the shares of Company Capital Stock through the exercise of an employee stock option or otherwise as compensation, and persons who received payments in respect of options to acquire shares of Company Capital Stock. ALL STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL AND FOREIGN LAWS.

                  APPRAISAL RIGHTS FOR DISSENTING STOCKHOLDERS

     Holders of shares of Company Capital Stock are entitled to appraisal rights under Section 262 of the DGCL ("Section 262"), provided that they comply with the requirements established by Section 262.

     Section 262 is reprinted in its entirety as Annex E to this Consent Solicitation Statement. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Annex E. THIS DISCUSSION AND ANNEX E SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER WHO WISHES TO EXERCISE STATUTORY APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO, AS FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH HEREIN OR THEREIN WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS.

     A record holder of shares of Company Capital Stock who makes the demand described below with respect to such shares, and who otherwise complies with the statutory requirements of Section 262 will be entitled to an appraisal by the Delaware Court of Chancery, (the "Delaware Court") of the fair value of his or her shares of Company Capital Stock. All references in this summary of appraisal rights to a "stockholder" or "holders of shares of Company Capital Stock" are to the record holder or holders of shares of Company Capital Stock.

     Under Section 262, where a merger is accomplished pursuant to Section 228 of the Delaware General Corporation Law, either before or within 10 days after the effective date of the merger, each constituent corporation (or, after the effective date of the merger, the surviving corporation) must notify each stockholder of each constituent corporation entitled to appraisal rights of the merger and that appraisal rights are available to such stockholders and include in each such notice (the "Notice") a copy of Section 262.

     Holders of shares of Company Capital Stock who desire to exercise their appraisal rights must deliver a written demand for appraisal to the Company within 20 days after the date of mailing of the Notice. A demand for appraisal must be executed by or on behalf of the stockholder of record and must reasonably inform the Company of the identity of the stockholder of record and that such stockholder intends thereby to demand appraisal of his or her shares of Company Capital Stock.

     A stockholder who elects to exercise appraisal rights should mail or deliver his or her written demand to: Secretary, Frederick's of Hollywood, Inc., 6608 Hollywood Boulevard, Hollywood, California 90028.

     A person having a beneficial interest in shares of Company Capital Stock that are held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect appraisal rights. If the shares of Company Capital Stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, such demand must be executed by or for the record owner. If the shares of Company Capital Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a stockholder holds shares of Company Capital Stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

     A record holder, such as a broker, fiduciary, depositary or other nominee, who holds shares of Company Capital Stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Company Capital Stock outstanding in the name of such record owner.

     Within 120 days after the Effective Time, either the Company or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court, with a copy served on the Company in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all dissenting stockholders. There is no present intent on the part of the Company to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that the Company will file such a petition or that the Company will initiate any negotiations with respect to the fair value of such shares. Accordingly, holders of Company Capital Stock who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Within 120 days after the Effective Time, any stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the Company a statement setting forth the aggregate number of shares of Company Capital Stock not voting in favor of the Merger and with respect to which demands for appraisal were received by the Company and the number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by the Company.

     If a petition for an appraisal is timely filed, at the hearing on such petition, the Delaware Court will determine which stockholders are entitled to appraisal rights. The Delaware Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder. Where proceedings are not dismissed, the Delaware Court will appraise the shares of Company Capital Stock owned by such stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.

     Although the Company believes that the Share Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Share Consideration. Moreover, the Company does not anticipate offering more than the Share Consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of Company Capital Stock is less than the Share Consideration. In determining "fair value" the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., 457 A.2d 701 (Del. 1983), the Delaware Supreme Court stated, among other things, that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in an appraisal proceeding.
Section 262 provides that "fair value" is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Weinberger, the Delaware Supreme court held that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." In Cede & Co. v. Technicolor, Inc., 684 A.2d 289 (Del. 1996), the Delaware Supreme Court stated that "Section 262 is very narrow, designed to eliminate use of pro forma data and projections of a speculative variety relating to the completion of a merger. [citing Weinberger]. That narrow exclusion does not encompass known elements of value, including those which exist on the date of the merger because of a majority acquiror's interim action in a two-step cash-out transaction."

     Holders of shares of Company Capital Stock considering seeking appraisal should recognize that the fair value of their shares determined under Section 262 could be more than, the same as or less than the Share Consideration which they are entitled to receive if they do not seek appraisal of their shares. The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. Upon application of a dissenting stockholder of the Company, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

     Any holder of shares of Company Capital Stock who has duly demanded appraisal in compliance with Section 262 will not be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Date.

     At any time within 60 days after the Effective Time, any stockholder will have the right to withdraw such demand for appraisal and to accept the Share Consideration; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the Company. If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Date, stockholders' rights to appraisal shall cease, and all holders of shares of Company Capital Stock will be entitled to receive the Share Consideration. Inasmuch as the Company has no obligation to file such a petition, and the Company has no present intention to do so, any holder of shares of Company Capital Stock who desires such a petition to be filed is advised to file it on a timely basis. Any stockholder may withdraw such stockholder's demand for appraisal by delivering to the Company a written withdrawal of his or her demand for appraisal and acceptance of the Share Consideration, except (i) that any such attempt to withdraw made more than 60 days after the Effective Time will require written approval of the Company and (ii) that no appraisal proceeding in the Delaware Court shall be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just.

                       DESCRIPTION OF FINANCING OF MERGER

     The total amount of funds required by the Purchaser to acquire all of the outstanding shares of the Company Capital Stock and to cancel all Options pursuant to the Merger and to pay the fees and expenses related to the Merger is estimated to be approximately $55 million. The Purchaser plans to obtain all funds needed for the Merger through the sale of approximately $17 million of the equity of the Purchaser that will be made to certain investors, and approximately $38 million through debt financing. Immediately prior to the signing of the Merger Agreement, Parent received a contribution to its capital of $10,000,000 and obtained commitments from certain investors to contribute an additional $7,000,000 to Parent's capital. In addition, prior to signing the Merger Agreement, Parent and Purchaser executed a Credit Agreement (the "Credit Agreement") with Credit Agricole Indosuez ("Lender"), as agent and lender and a Senior Subordinated Loan Agreement with Lender, as lender (the "Subordinated Loan Agreement"), each (collectively, the "Loan Agreements"). Under the Loan Agreements, Parent and Purchaser have total available credit of up to $48,000,000 for use in connection with the Merger and for working capital and other general corporate purposes.

     The Credit Agreement is composed of three credit facilities (the "Facilities"), with varying maturity dates, interest rates and other terms. The Facilities provide commitments for an aggregate principal amount of up to $35 million. The Facilities will be secured by a first priority security interest in all accounts receivable, inventory, property, plant and equipment, intangibles, contract rights and other personal, intellectual and real property of the Surviving Corporation and its subsidiaries. In addition, the Facilities will be guaranteed by the Parent, which guarantee will be secured by a pledge of the stock of the Surviving Corporation.

     The Subordinated Loan Agreement is a commitment for a principal amount of $13 million (the "Subordinated Debt"), maturing seven years from the Loan Closing Date. Interest is payable under the Subordinated Loan Agreement at the rate of 12.5% payable quarterly in arrears. The Subordinated Debt will be redeemable at the option of the Company, in whole or in part, at any time after three years from the Loan Closing Date. The Subordinated Debt will be unsecured and subordinated to all senior debt.

     Conditions to funding of the Facilities and the Subordinated Debt include, among other matters, (1) the absence of material adverse change, (2) the absence of an injunction or order which would prohibit the making of the loans thereunder or the consummation of the Merger, (3) satisfactory evidence of the solvency of the Company as the Surviving Corporation on a going forward basis after consummation of the Merger, and the Merger having been consummated, and
(4) other standard and customary conditions for credit facilities of this nature. The Loan Agreements include customary representations, warranties and covenants, including financial covenants.

     The Lender is entitled to certain fees on the Facilities and on the Subordinated Debt, each payable on the date of the closing of the Facilities and the Subordinated Debt. In addition, an affiliate of the Lender will become an equity investor in the Surviving Corporation, and the Lender will be entitled to receive a commitment fee on the undrawn portion of the Revolving Credit Facility and an annual agency fee.

                  INFORMATION CONCERNING PARENT AND PURCHASER

     The Purchaser and the Parent, both Delaware corporations, were organized by Knightsbridge Capital Corp. ("Knightsbridge") to acquire the Company and have not conducted any unrelated activities since their organization. The principal offices of the Purchaser and the Parent are located at 225 West Washington St., Suite 2150, Chicago, Illinois 60606.

     Until immediately prior to the Merger, it is not anticipated that the Purchaser or the Parent will have engaged in activities other than those incident to their formation and capitalization and in connection with the Merger. Immediately prior to the signing of the Merger Agreement, Parent received a contribution to its capital of $10,000,000 and obtained commitments from certain investors, including an affiliate of Knightsbridge, to contribute an additional $7,000,000 to Parent's capital. In addition, prior to signing the Merger Agreement, Parent and Purchaser executed the Loan Agreements. Under the Loan Agreements, Parent and Purchaser have total available credit in the aggregate amount of up to $48,000,000 for use in connection with the Merger and for working capital and other general corporate purposes.

          PRINCIPAL STOCKHOLDERS AND SHARE OWNERSHIP OF DIRECTORS AND
                               EXECUTIVE OFFICERS

     Set forth below is certain information with respect to those persons known to the Company to be the beneficial owners of more than 5% of the shares of the
Company Capital Stock outstanding as of           , 1997.

                                               NUMBER OF SHARES                  PERCENT OUTSTANDING*
        NAME AND ADDRESS OF             -------------------------------     -------------------------------
          BENEFICIAL OWNER              CLASS A STOCK     CLASS B STOCK     CLASS A STOCK     CLASS B STOCK
------------------------------------    -------------     -------------     -------------     -------------
Harriett R. Mellinger Trust(1)               463,066        1,579,718            14.8              25.3
  16633 Ventura Boulevard
  Suite 1211
  Encino, CA 91436
Frederick N. Mellinger Trust(1)              820,193        1,579,386            26.1              25.3
  16633 Ventura Boulevard
  Suite 1211
  Encino, CA 91436
Mr. Hugh V. Hunter(1)                      1,315,591        3,223,768            41.9              51.6
  16633 Ventura Boulevard
  Suite 1211
  Encino, CA 91436
Company ESOP(2)                              348,662              -0-            11.1               -0-
All Directors and Executive Officers       1,583,770(3)     3,744,303(4)         50.5              59.9
  as a Group (11 persons)(1)

---------------

 * The percentage calculation is based on the number of shares outstanding plus shares represented by options exercisable within 60 days.

(1) Hugh V. Hunter, a director of the Company, is the Co-Trustee of the Harriett
    R. Mellinger Trust and the Frederick N. Mellinger Trust (the "Trusts"), and has the power to direct the voting of the Company's Capital Stock held by the Trusts. Wells Fargo Bank is the Co-Trustee of the Trusts.

(2) Each ESOP participant is entitled to vote (a) shares of stock allocated to participants account and, (b) a portion of the unallocated stock equal to the percentage of allocated stock participant is entitled to vote.

(3) Includes 183,758 shares, of which 102,086 are attributable to George W. Townson, such officer having the right to acquire under immediately exercisable options.

(4) Includes 349,992 shares, of which 179,164 are attributable to George W. Townson, such officer having the right to acquire under immediately exercisable options.

     The following table sets forth information regarding the beneficial ownership of the directors of the Company of shares of Company Capital Stock as
of             , 1997.

                                                SHARES OF CAPITAL STOCK               PERCENT
                                                 BENEFICIALLY OWNED(1)             OUTSTANDING**
                                               -------------------------       ---------------------
                                                CLASS A         CLASS B        CLASS B       CLASS B
                     NAME                        STOCK           STOCK          STOCK         STOCK
---------------------------------------------- ---------       ---------       -------       -------
George W. Townson.............................   116,961(2)      208,914(3)       3.7           3.3
Richard O. Starbird...........................    54,369         108,738          1.7           1.7
Hugh V. Hunter................................ 1,315,591(4)    3,223,768(4)      41.9          51.6
William J. Barrett............................     7,256          16,217            *             *
Merle A. Johnston.............................        --              --            *             *

---------------

 *  Less than one percent.

 ** The percentage calculation is based on the number of shares outstanding plus shares represented by options exercisable within 60 days.

(1) All directors have sole voting and investment power as to all of the shares of Capital Stock beneficially owned by them.

(2) George W. Townson has the right to acquire 102,086 shares of Class A Stock under immediately exercisable options.

(3) George W. Townson has the right to acquire 179,164 shares of Class B Stock under immediately exercisable options.

(4) Hugh V. Hunter is a Co-Trustee of the Harriett R. Mellinger Trust and the Frederick N. Mellinger Trust ("Mellinger Family Trusts"). The Mellinger Family Trusts own 1,283,259 shares of Class A Stock and 3,159,104 shares of Class B Stock. Mr. Hunter has the power to vote the Class A Stock held by the Mellinger Family Trusts and to dispose of the Class A Stock and Class B Stock. The shares held by the Mellinger Family Trusts are included in the table above.

     The following table sets forth information regarding the beneficial ownership of the executive officers of the Company of shares of Company Capital
Stock as of             , 1997.

                                                    SHARES OF CAPITAL
                                                          STOCK                      PERCENT
                                                   BENEFICIALLY OWNED              OUTSTANDING
                                                  ---------------------       ---------------------
                      NAME                        CLASS A       CLASS B       CLASS A       CLASS B
------------------------------------------------- -------       -------       -------       -------
George W. Townson................................ 116,961(1)    209,914(1)      3.7           3.3
John B. Hatfield.................................  40,836(2)     69,164(2)        *             *
Nitin G. Parikh..................................  20,480(3)     50,957(3)        *             *
Robert G. Genest.................................  17,500(4)     35,000(4)        *             *
Geric B. Johnson.................................  10,063(5)     30,122(5)        *             *

---------------

 *  Less than one percent

(1) Includes 102,086 shares of Class A Stock and 179,164 shares of Class B Stock which George W. Townson has the right to acquire beneficial ownership.

(2) Includes 40,836 shares of Class A Stock and 69,164 shares of Class B Stock which John G. Hatfield has the right to acquire beneficial ownership.

(3) Includes 15,418 shares of Class A Stock and 40,832 shares of Class B Stock which Nitin G. Parikh has the right to acquire beneficial ownership.

(4) Includes 17,500 shares of Class A Stock and 35,000 shares of Class B Stock which Robert R. Genest has the right to acquire beneficial ownership.

(5) Includes 7,918 shares of Class A Stock and 25,832 shares of Class B Stock which Geric B. Johnson has the right to acquire beneficial ownership.

                     MARKET FOR CAPITAL STOCK AND DIVIDENDS

     The shares of Company Capital Stock are listed and traded on the New York Stock Exchange (the "NYSE") under the symbols "FOH.A" and "FOH.B." The following table sets forth, for the fiscal quarters indicated, the range of closing high and low market prices for shares of the Company Capital Stock as reported on the NYSE.

                                                             CLASS A          CLASS B
                                                             CAPITAL          CAPITAL
                                                              STOCK            STOCK
                                                           ------------     ------------
                                                           HIGH     LOW     HIGH     LOW
                                                           ----     ---     ----     ---
        Fiscal 1997
          First quarter..................................   $5 7/8  $4       $5      $3  5/8
          Second quarter.................................   $4 7/8  $3  7/8  $5      $3  1/2
          Third quarter..................................   $6      $3  3/4  $5 5/8  $3  5/8
          Fourth quarter (through 6/24/97)...............   $6      $5       $6      $4  3/4
        Fiscal 1996
          First quarter..................................   $5 5/8  $4  3/8  $5 1/2  $4  1/4
          Second quarter.................................   $4 7/8  $3  7/8  $4 3/4  $3  1/2
          Third quarter..................................   $4 3/4  $3  3/4  $4 3/4  $3  1/4
          Fourth quarter.................................   $5 3/4  $3  7/8  $5 1/4  $3  5/8
        Fiscal 1995
          First quarter..................................   $4 7/8  $3  3/4  $4 3/4  $3  1/4
          Second quarter.................................   $6 1/8  $3  5/8  $5 5/8  $3  1/2
          Third quarter..................................   $5 1/2  $4  3/8  $5 1/2  $3  7/8
          Fourth quarter.................................   $6 1/4  $5  1/8  $6 1/2  $4  1/2

     On June 13, 1997, the last full day of trading prior to execution of the Merger Agreement and the announcement of the Parent's offer to acquire the Company, the closing sale price as reported by the NYSE was $5.25 per share of Class A Capital Stock and $4.75 per share of Class B Capital Stock. STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE COMPANY CAPITAL STOCK.

     On April 18, 1997, the Company declared a cash dividend of 2.5 cents per share on both the Class A Capital Stock and Class B Capital Stock payable on July 1, 1997 to record holders as of June 13, 1997. The Company paid quarterly cash dividends on both Class A Capital Stock and Class B Capital Stock of 2.5 cents per share in Fiscal 1996 and a semi-annual cash dividend of 2.5 cents per share in Fiscal 1995. Pursuant to the Merger Agreement, the Company has agreed not to declare, set aside, or pay any additional dividend or other distribution in respect of the Company Capital Stock until consummation of the Merger.

           SELECTED CONSOLIDATED FINANCIAL INFORMATION OF THE COMPANY

     The following table summarizes certain data from the Company's annual consolidated financial statements for the years 1992 through 1996 excerpted or derived from the information contained in the Company's Annual Report on Form 10-K for the year ended August 31, 1996 (the "10-K") and the Company's Quarterly Report on Form 10-Q for the quarter ended February 28, 1997 (the "February 10-Q"). The 10-K, the February 10-Q, as well as the Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 1996, and the Company's Proxy Statement for the Annual Meeting of Stockholders held on January 30, 1997, accompany the Consent Solicitation Statement and should be read by stockholders in conjunction herewith. More comprehensive financial and business information concerning the Company is included in such reports and other documents filed by the Company with the Securities and Exchange Commission, and the following information is qualified in its entirety by reference to such reports and such other documents and all the financial information (including any related notes) contained therein.

     The Company's fiscal year ends on the Saturday closest to August 31. Fiscal year 1994 consisted of 53 weeks. All other years presented consist of 52 weeks. Data for the six months ended February 28, 1997 and 1996 are derived from the Company's unaudited consolidated financial statements for such period and reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for such period.

                                                                                                              SIX MONTHS
                                                                                                            ENDED FEBRUARY
                                                                                                                  28,
                                                                        FISCAL YEARS                          (UNAUDITED)
                                                    ----------------------------------------------------   -----------------
                                                      1996       1995       1994       1993       1992      1996      1997
                                                    --------   --------   --------   --------   --------   -------   -------
                                                    (IN THOUSANDS EXCEPT PERCENTAGES AND PER SHARE DATA)
OPERATING RESULTS
Net sales.........................................  $148,090   $142,931   $132,153   $128,516   $117,030   $82,362   $81,207
Gross profit......................................    60,031     58,728     54,744     55,622     52,862    35,160    34,274
Earnings (loss) before income taxes...............      (664)     4,412     (1,705)     7,655      8,018     4,895     2,308
Net earnings (loss)...............................      (438)     2,652       (903)     4,737      5,073     2,863     1,350
Primary earnings (loss) per share -- Classes A &
  B...............................................      (.05)       .31       (.10)       .53        .57       .33       .15
  Cash dividends per share -- Classes A & B.......       .10       .075        .05        .05        .05       .05       .05
Primary weighted average shares outstanding --
  Classes A & B...................................     8,745      8,693      8,876      8,915      8,698     8,759     8,717
FINANCIAL POSITION AT PERIOD END:
Working capital...................................    20,447     21,263     17,486     15,783     11,213    22,941    22,864
Total assets......................................    52,709     55,952     55,417     50,838     45,790    55,541    54,053
Long-term debt....................................       240        480        720         --         --       240       480
Capital lease obligations.........................       672        884        701      1,207      1,663       562       780
Stockholders' equity..............................    35,525     36,599     34,413     36,615     32,204    38,013    37,619
Equity per share -- Classes A & B.................      4.06       4.21       3.88       4.11       3.67      4.34      4.32
FINANCIAL RATIOS:
Net earnings (loss) to sales......................      (0.3)%     1.9%       (0.7)%     3.7%       4.3%      3.5%      1.7%
Net earnings (loss) to average stockholders'
  equity..........................................      (1.2)%     7.4%       (2.5)%    13.8%      17.2%      7.8%      3.6%
Current ratio.....................................       2.6        2.5        2.1        2.4        2.1       2.8       3.0
                                                    --------   --------   --------   --------   --------   -------   -------

     Because the Purchaser is a newly formed corporation and has minimal assets and capitalization (other than an initial capital contribution to the capital of the Parent in the amount of $10,000,000), no meaningful financial information regarding the Purchaser is available.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Company under the Exchange Act with the SEC are incorporated herein by reference:

          (1) The Company's Annual Report on Form 10-K for the year ended August 31, 1996.

          (2) The Company's Quarterly Report on Form 10-Q for the quarterly period ended November 30, 1996.

          (3) The Company's Proxy Statement for the Annual Meeting of Stockholders held on January 30, 1997.

          (4) The Company's Quarterly Report on Form 10-Q for the quarterly period ended February 28, 1997.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Consent Solicitation Statement and prior to the Effective Time shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Consent Solicitation Statement to the extent that a statement contained herein or in any other subsequently filed documents that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement. The Company will provide, without charge, to each person to whom a copy of this Consent Solicitation Statement has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein). Requests for such copies should be directed to: John B. Hatfield, Secretary, Frederick's of Hollywood, Inc., 6608 Hollywood Boulevard, Hollywood, California 90028; (213) 466-5151.

                              INDEPENDENT AUDITORS

     The consolidated financial statements of the Company as of August 31, 1996 and September 2, 1995 and for each of the fiscal years in the three-year period ended August 31, 1996 accompanying the Consent Solicitation Statement have been audited by KPMG Peat Marwick LLP, independent certified public accountants, the Company's independent auditors.

                          OTHER AVAILABLE INFORMATION

     The Company is subject to the reporting requirements of the Exchange Act and, in accordance therewith, is required to file reports and other information with the Commission relating to its business, financial condition and other matters. Information as of particular dates concerning the Company's directors and officers, their remuneration, the principal holders of the Company's securities and any material interest of such persons in transactions with the Company is required to be disclosed in proxy statements distributed to the Company's stockholders and filed with the Commission. Such reports, proxy statements and other information should be available for inspection at the public reference facilities of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located in the Citicorp Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies should be obtainable, by mail, upon payment of the Commission's customary charges, by writing to the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material should also be available for inspection at the library of the NYSE, 20 Broad Street, New York, New York 10005 and through the internet at the Commission's website (http://www.sec.gov).

                                          By Order of the Board of Directors,

                                          /s/ JOHN B. HATFIELD

                                          JOHN B. HATFIELD
                                          Secretary

          , 1997

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                        FREDERICK'S OF HOLLYWOOD, INC.,
                           ROYALTY ACQUISITION CORP.
                                      AND
                              ROYALTY CORPORATION
                           DATED AS OF JUNE 15, 1997

                               TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       ----
ARTICLE I      THE MERGER............................................................   A-2
               1.1.   THE MERGER.....................................................   A-2
               1.2.   EFFECTIVE TIME.................................................   A-2
               1.3.   CERTIFICATE OF INCORPORATION AND BY-LAWS OF SURVIVING
                      CORPORATION....................................................   A-3
               1.4.   DIRECTORS AND OFFICERS OF SURVIVING CORPORATION................   A-3
               1.5.   COMPANY DELIVERIES.............................................   A-3
               1.6.   PARENT AND BUYER DELIVERIES....................................   A-3

ARTICLE II     CONVERSION OF SHARES..................................................   A-3
               2.1.   EFFECT ON SHARES AND BUYER'S CAPITAL STOCK.....................   A-3
               2.2.   COMPANY OPTION PLANS...........................................   A-4
               2.3.   TERMINATION OF ESOP............................................   A-4
               2.4.   CONSUMMATION OF THE MERGER.....................................   A-4

ARTICLE III    DISSENTING SHARES; PAYMENT FOR SHARES.................................   A-5
               3.1.   DISSENTING SHARES..............................................   A-5
               3.2.   PAYMENT FOR SHARES.............................................   A-5

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................   A-6
               4.1.   ORGANIZATION...................................................   A-6
               4.2.   CAPITALIZATION.................................................   A-6
               4.3.   AUTHORITY......................................................   A-7
               4.4.   SEC DOCUMENTS; FINANCIAL STATEMENTS............................   A-7
               4.5.   ABSENCE OF CERTAIN CHANGES; NO UNDISCLOSED LIABILITIES.........   A-8
               4.6.   LITIGATION.....................................................   A-8
               4.7.   COMPLIANCE WITH APPLICABLE LAW.................................   A-8
               4.8.   TAXES..........................................................   A-8
               4.9.   TERMINATION, SEVERANCE AND EMPLOYMENT AGREEMENTS...............   A-9
               4.10.  EMPLOYEE BENEFIT PLANS; ERISA..................................   A-9
               4.11.  ENVIRONMENTAL MATTERS..........................................  A-11
               4.12.  ASSETS; REAL PROPERTY; INTELLECTUAL PROPERTY...................  A-11
               4.13.  SYSTEMS AND SOFTWARE...........................................  A-12
               4.14.  LABOR MATTERS..................................................  A-13
               4.15.  INFORMATION....................................................  A-13
               4.16.  DELAWARE SECTION 203...........................................  A-13
               4.17.  BROKER'S FEES..................................................  A-13
               4.18.  REPRESENTATIONS AND WARRANTIES.................................  A-13

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER....................  A-14
               5.1.   ORGANIZATION...................................................  A-14
               5.2.   AUTHORITY......................................................  A-14
               5.3.   NO VIOLATIONS; CONSENTS AND APPROVALS..........................  A-14
               5.4.   INFORMATION....................................................  A-14

                                                                                       PAGE
                                                                                       ----
               5.5.   OWNERSHIP OF SECURITIES........................................  A-15
               5.6.   FINANCING......................................................  A-15
               5.7.   BROKER'S FEES..................................................  A-15
               5.8.   REPRESENTATIONS AND WARRANTIES.................................  A-15

ARTICLE VI     COVENANTS.............................................................  A-15
               6.1.   CONDUCT OF BUSINESS OF THE COMPANY.............................  A-15
               6.2.   NO SOLICITATION................................................  A-17
               6.3.   ACCESS TO INFORMATION; CONFIDENTIALITY.........................  A-17
               6.4.   REASONABLE BEST EFFORTS; OTHER ACTIONS.........................  A-18
               6.5.   PUBLIC ANNOUNCEMENTS...........................................  A-18
               6.6.   NOTIFICATION OF CERTAIN MATTERS................................  A-18
               6.7.   EXPENSES.......................................................  A-18
               6.8.   INDEMNIFICATION OF DIRECTORS AND OFFICERS......................  A-19
               6.9.   CONSENT SOLICITATION STATEMENT.................................  A-19
               6.10.  CHARTER AMENDMENT..............................................  A-19
               6.11.  EMPLOYMENT AGREEMENTS..........................................  A-19
               6.12.  PARENT CAPITAL CONTRIBUTION....................................  A-20
               6.13.  CASH AND CASH EQUIVALENT.......................................  A-20

ARTICLE VII    CONDITIONS TO OBLIGATIONS OF THE COMPANY, PARENT AND BUYER............  A-20
               7.1.   STOCKHOLDER APPROVAL...........................................  A-20
               7.2.   NO LEGAL IMPEDIMENTS...........................................  A-20
               7.3.   MAILING OF CONSENT SOLICITATION STATEMENT......................  A-20

ARTICLE VIII   CONDITIONS TO THE OBLIGATIONS OF PARENT AND BUYER.....................  A-20
               8.1.   DISSENTING SHARES..............................................  A-20
               8.2.   CHARTER AMENDMENT..............................................  A-21
               8.3.   COMPLIANCE WITH COVENANTS......................................  A-21
               8.4.   THIRD PARTY CONSENTS...........................................  A-21

ARTICLE IX     CONDITIONS TO THE OBLIGATIONS OF THE COMPANY..........................  A-21
               9.1.   FINANCES.......................................................  A-21
               9.2.   NEW D&O INSURANCE POLICY.......................................  A-21
               9.3.   COMPLIANCE WITH COVENANTS......................................  A-21

ARTICLE X      TERMINATION AND ABANDONMENT...........................................  A-21
               10.1.  TERMINATION....................................................  A-21
               10.2.  TERMINATION BY PARENT OR BUYER.................................  A-21
               10.3.  TERMINATION BY THE COMPANY.....................................  A-22
               10.4.  PROCEDURE FOR TERMINATION......................................  A-22
               10.5.  EFFECT OF TERMINATION..........................................  A-22
               10.6.  TERMINATION FEE................................................  A-22
               10.7.  TOPPING FEE....................................................  A-23
               10.8.  REMEDIES.......................................................  A-23

                                                                                       PAGE
                                                                                       ----
ARTICLE XI     MISCELLANEOUS.........................................................  A-23
               11.1.  AMENDMENT AND MODIFICATION.....................................  A-23
               11.2.  WAIVER.........................................................  A-23
               11.3.  SURVIVABILITY; INVESTIGATIONS..................................  A-23
               11.4.  NOTICES........................................................  A-24
               11.5.  ASSIGNMENT.....................................................  A-24
               11.6.  GOVERNING LAW..................................................  A-24
               11.7.  COUNTERPARTS...................................................  A-24
               11.8.  INTERPRETATION.................................................  A-24
               11.9.  ENTIRE AGREEMENT...............................................  A-25

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of June 15, 1997 (the "Agreement"), by and among FREDERICK'S OF HOLLYWOOD, INC., a Delaware corporation (the "Company"), ROYALTY ACQUISITION CORP., a Delaware corporation ("Buyer"), and ROYALTY CORPORATION, a Delaware corporation ("Parent").

                                   RECITALS:

     WHEREAS, Buyer is a wholly-owned subsidiary of Parent;

     WHEREAS, the Boards of Directors of Buyer, Parent and the Company have each approved the merger of Buyer with and into the Company in accordance with the terms of this Agreement and the General Corporation Law of the State of Delaware (the "DGCL");

     WHEREAS, Janney Montgomery Scott Inc. ("JMS"), the Company's financial advisor, has rendered to the Board of Directors of the Company (the "Board") its written opinion that the Merger Price to be received by the stockholders of the Company pursuant to the Merger (as such terms are hereinafter defined) is fair to such stockholders from a financial point of view; and

     WHEREAS, the Board has, in light of and subject to the terms and conditions set forth herein, (i) determined that the Merger is in the best interests of the stockholders of the Company, and (ii) resolved to approve and adopt this Agreement and the transactions contemplated hereby;

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

DEFINITIONS. The following terms used herein shall have the meanings ascribed in the indicated sections:

Acquisition Transaction..........................................................       6.2(a)
Advisors.........................................................................          6.7
Agreement........................................................................     Preamble
Board............................................................................     Recitals
Buyer............................................................................     Preamble
Buyer Material Adverse Effect....................................................         10.3
Cash Target......................................................................         6.13
Certificate of Merger............................................................          1.2
Certificates.....................................................................      3.2 (a)
Charter Amendment................................................................         6.10
Closing..........................................................................          1.2
Code.............................................................................       2.3(c)
Company..........................................................................     Preamble
Company Material Adverse Effect..................................................         10.2
Company Permits..................................................................          4.7
Consent Solicitation Statement...................................................          6.9
Delaware Secretary of State......................................................          1.2
DGCL.............................................................................     Recitals
Disclosure Letter................................................................   Article IV
Dissenting Shares................................................................          3.1
Effective Time...................................................................          1.2
Employee Benefit Plan............................................................      4.10(a)
Environmental Laws...............................................................         4.11
ERISA............................................................................      4.10(a)
ERISA Affiliate..................................................................      4.10(b)

ESOP.............................................................................       2.3(a)
Exchange Act.....................................................................       4.3(c)
Extension Agreements.............................................................          4.9
Hazardous Substances.............................................................         4.11
Indemnification Agreements.......................................................       6.8(a)
Intellectual Property............................................................      4.12(c)
JMS..............................................................................     Recitals
Loan Agreements..................................................................          5.6
Merger...........................................................................          1.1
Merger Deadline..................................................................         10.1
Merger Price.....................................................................       2.1(a)
Multi-employer Plan..............................................................      4.10(a)
New D&O Insurance Policy.........................................................       6.8(b)
New Store Leases.................................................................          6.1
Option...........................................................................       2.2(a)
Option Plans.....................................................................       2.2(b)
Parent Capital Contribution......................................................          5.6
Paying Agent.....................................................................       3.2(a)
Pension Plan.....................................................................      4.10(a)
Permitted Liens..................................................................      4.12(b)
Plans............................................................................      4.10(a)
SEC..............................................................................       4.3(c)
SEC Documents....................................................................       4.4(a)
Shares...........................................................................          2.1
Surviving Corporation............................................................          1.1
Stay Bonus Agreements............................................................          4.9
Systems..........................................................................         4.13
Tax..............................................................................          4.8
Termination Agreement............................................................          1.5
Townson..........................................................................          1.5
Townson Agreements...............................................................          1.6
Trademarks.......................................................................      4.12(c)
Welfare Plan.....................................................................      4.10(a)

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1. The Merger. In accordance with the provisions of this Agreement and the DGCL, at the Effective Time, Buyer shall be merged with and into the Company (the "Merger"), and the Company shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. The Merger shall have the effects on the Company and Buyer as provided under the DGCL. At the Effective Time, the separate existence of Buyer shall cease, and the name of the Surviving Corporation shall be Frederick's of Hollywood, Inc.

     SECTION 1.2. Effective Time. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Articles VII, VIII and IX hereof, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware (the "Delaware Secretary of State"), in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the date and time of the filing of the Certificate of Merger or the time specified therein being the "Effective Time"). Prior to such filing, a closing (the

"Closing") shall be held at the offices of D'Ancona & Pflaum, 30 North LaSalle Street, Chicago, Illinois, or such other place as the Company and Buyer shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VII, VIII and IX hereof.

     SECTION 1.3. Certificate of Incorporation and By-Laws of Surviving Corporation. The Certificate of Incorporation and By-laws of Buyer, shall, subject to Sections 1.1 and 6.10, be the Certificate of Incorporation and By-laws of the Surviving Corporation upon the effectiveness of the Merger until thereafter amended as provided by law.

     SECTION 1.4. Directors and Officers of Surviving Corporation. Subject to applicable law, the initial directors of the Surviving Corporation upon the effectiveness of the Merger at the Effective Time shall be those persons who are the directors of Buyer immediately prior to the Effective Time, to hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

     SECTION 1.5. Company Deliveries. (a) Signing Deliveries. On the date hereof, the Company has delivered to Parent and Buyer: (i) duly executed, true and complete copies of the Stay Bonus Agreements; and (ii) the Disclosure Letter.

     (b) Closing Deliveries. At the Closing and subject to the terms and conditions of this Agreement, the Company shall deliver to Parent and Buyer: (i) certified resolutions of the Board approving the Merger, the Charter Amendment and the transactions contemplated hereby; (ii) a certificate of the secretary of the Company certifying as to the Company's and its subsidiaries' respective certificates of incorporation, by-laws, capitalization and incumbency of officers immediately prior to the Effective Time; (iii) the legal opinion of Loeb & Loeb LLP, with respect to matters agreed upon by counsel to the parties prior to the date hereof; (iv) the legal opinion of Morris, Nichols, Arsht & Tunnell, with respect to matters agreed upon by counsel to the parties prior to the date hereof; (v) a duly executed true and complete copy of that certain Termination and Release Agreement ("Termination Agreement"), dated June 14, 1997, between George W. Townson ("Townson") and the Company; and (vi) resignations by each current member of the Board and by Townson as Chairman of the Board, President and Chief Executive Officer of the Company, each effective as of the Effective Time.

     SECTION 1.6. Parent and Buyer Deliveries. (a) Signing Deliveries. On the date hereof, Parent and Buyer have delivered to the Company true, complete and fully executed copies of the Loan Agreements.

     (b) Closing Deliveries. At the Closing and subject to the terms and conditions of this Agreement, Parent and Buyer shall each deliver to the
Company: (i) a duly executed true and complete copy of that certain Noncompetition and Consulting Agreement (the "Noncompetition Agreement"), of even date herewith, between Buyer and Townson (the Noncompetition Agreement and the Termination Agreement are collectively referred to herein as the "Townson Agreements"); (ii) certified resolutions of its respective Board and certified resolutions of the sole stockholder of Buyer, each approving the Merger and the transactions contemplated hereby, including, without limitation, the Noncompetition Agreement; (iii) a certificate of its respective secretary certifying as to its respective certificate of incorporation, by-laws, capitalization and incumbency of officers as of the Effective Time; and (iv) the legal opinion of D'Ancona & Pflaum, with respect to such matters reasonably requested by the Company.

                                   ARTICLE II

                              CONVERSION OF SHARES

     SECTION 2.1. Effect on Shares and Buyer's Capital Stock. (a) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each share of the Company's Class A and Class B Capital Stock, par value $1.00 per share (the "Shares"), issued and outstanding immediately prior to the Effective Time (other than any Shares held in the treasury of the Company or by any wholly-owned subsidiary of the Company, which Shares, by virtue of the Merger and without any action on the part of the holder thereof, shall be canceled and shall cease to exist with no payment being made with respect thereto, and other than any Dissenting Shares (as defined in Section 3.1 hereof)) shall be converted into the right to receive $6.14 net to the holder in cash (the "Merger Price"), payable to the holder thereof, without interest thereon, as set forth in Section 3.2 hereof.

     (b) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each share of capital stock of Buyer issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of Common Stock, par value $0.01 per share, of the Surviving Corporation.

     SECTION 2.2. Company Option Plans. (a) As of the Effective Time, the Company shall use best efforts to take such actions to provide that by virtue of the Merger and without any action on the part of the holders thereof, each option to purchase Shares (an "Option") that is outstanding immediately before the Effective Time, whether or not presently exercisable, shall be canceled and, in consideration of such cancellation, each holder of an Option shall receive at the Effective Time an amount equal to the product of (i) the excess, if any, by which the Merger Price exceeds the exercise price of the Option and (ii) the number of Shares subject thereto, such amount to be paid to the holder in cash at the Effective Time.

     (b) As of the Effective Time, the Company shall take such actions to provide that the plans of the Company and its subsidiaries providing for Options ("Option Plans") shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement, providing for the issuance or grant by the Company or any of its subsidiaries of any interest in respect of the capital stock of the Company or any of its subsidiaries shall be terminated as of the Effective Time, and following the Effective Time no holder of Options or any participant in the Option Plans or any other such plans, programs or arrangements shall have any right thereunder to acquire any equity securities of the Company or any subsidiary thereof.

     SECTION 2.3. Termination of ESOP. (a) (i) Prior to the execution of this Agreement, the Company shall have taken such actions as may be necessary to amend the Company's Employee Stock Ownership Plan ("ESOP") to eliminate those provisions therein which require the Company to make a special contribution to the ESOP upon a "change in control" (as such term is defined in the ESOP), and
(ii) prior to the Closing, the Company shall take such actions as may be necessary (x) to terminate the ESOP, effective as of and contingent upon the Merger becoming effective, and (y) to amend the ESOP to provide that effective as of such ESOP termination, distributions shall be payable solely in cash.

     (b) As of the Effective Time, the Company shall take such actions as may be necessary to terminate the membership of all members of the Administrative Committee which administers the ESOP, the Committee which administers the Company's Profit-Sharing Plan (if a different committee than the Administrative Committee), and any other committee which serves as "plan administrator" of any other of the Company's employee benefit plans, programs or arrangements.

     (c) Parent covenants that as soon as administratively feasible, but in no event more than twelve months following the Effective Time, it shall cause the Surviving Corporation to arrange for the orderly unwinding of the ESOP in accordance with all applicable legal requirements. Without limiting the foregoing, the Surviving Corporation shall (i) make application to the Internal Revenue Service for a determination that the ESOP termination does not adversely affect the ESOP's qualified status under the Internal Revenue Code of 1986, as amended (the "Code"), (ii) arrange for the ESOP to pay off the remaining balance of the ESOP "acquisition loan" (as such term is defined in the ESOP) from the assets held in the ESOP's "loan suspense account" (as such term is defined in the ESOP), and allocate the remaining assets held in such loan suspense account to the ESOP participants in accordance with the ESOP qualified plan rules, and
(iii) arrange for each ESOP participant to receive his or her entire interest in the ESOP, which receipt, at the election of each participant, shall be either by direct payment to the participant, by direct payment to an IRA (or qualified plan which receives rollovers) designated by the participant, or by direct rollover to a qualified plan maintained by the Surviving Corporation after the Effective Time.

     SECTION 2.4. Consummation of the Merger. As soon as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Articles VII, VIII and IX hereof, (a) the Surviving Corporation shall execute in the manner required by the DGCL and file with the Delaware Secretary of State the Certificate of Merger and (b) the parties shall take such other and further actions as may be required by law to make the Merger effective.

                                  ARTICLE III

                     DISSENTING SHARES; PAYMENT FOR SHARES

     SECTION 3.1. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with
Section 262 of the DGCL, if such Section 262 provides for appraisal rights for such Shares in the Merger ("Dissenting Shares"), shall not be converted into the right to receive the Merger Price, as provided in Section 2.1 hereof, unless and until such holder fails to perfect or withdraws or otherwise loses such holder's right to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or withdraws or loses such holder's right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Price to which such holder is entitled, without interest or dividends thereon. The Company shall give Buyer prompt notice of any demands received by the Company for appraisal of Shares and Buyer shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Buyer, make any voluntary payment with respect to, or settle or offer to settle, any such demands.

     SECTION 3.2. Payment for Shares. (a) From and after the Effective Time, a bank or trust company designated by Buyer and approved by the Company in its reasonable discretion shall act as paying agent (the "Paying Agent") in effecting the payment of the Merger Price for certificates formerly representing Shares and entitled to payment of the Merger Price pursuant to Section 2.1 hereof (the "Certificates"). At the Effective Time, Parent shall deposit, or cause to be deposited, in trust with the Paying Agent sufficient funds to permit the Paying Agent to make the payments contemplated by this Section 3.2 and
Section 2.2 hereof.

     (b) Promptly after the Effective Time, Parent shall cause the Paying Agent to mail to each record holder of Certificates (other than Certificates representing Shares held in the treasury of the Company or by any wholly-owned subsidiary of the Company) a form of letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and instructions for use in surrendering such Certificates and receiving the Merger Price therefor. Upon the surrender of each such Certificate, the Paying Agent shall promptly pay the holder of such Certificate in exchange therefor cash in an amount equal to the Merger Price multiplied by the number of Shares formerly represented by such Certificate, and such Certificate shall forthwith be canceled. Said payment, if in excess of One Hundred Thousand Dollars ($100,000) and if requested by the stockholder entitled thereto, shall be paid to said stockholder by wire transfer in immediately available funds. Until so surrendered, each such Certificate (other than Certificates representing Dissenting Shares and Certificates representing Shares held in the treasury of the Company or by any wholly-owned subsidiary of the Company) shall represent solely the right to receive the aggregate Merger Price relating thereto. No interest shall be paid or accrued on such Merger Price.

     (c) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates formerly representing a Share or Shares (other than Certificates representing Shares held in the treasury of the Company or by any wholly-owned subsidiary of the Company) are presented to the Surviving Corporation or the Paying Agent, they shall be surrendered and canceled in return for the payment of the aggregate Merger Price relating thereto, without interest, as provided in this Article III hereof subject to applicable law in the case of Dissenting Shares.

     (d) The Merger Price shall be net to each holder of Certificates in cash, subject to reduction only for any applicable federal back-up withholding or, as set forth in Section 3.2(e) hereof, stock transfer taxes payable by such holder.

     (e) If payment of cash in respect of any Certificate is to be made to a person other than the person in whose name such Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the Certificate surrendered or shall have established to the satisfaction of Parent or the Paying Agent that such tax either has been paid or is not payable.

     (f) Promptly following the date which is one hundred eighty (180) days after the Effective Time, the Paying Agent shall deliver to Parent all cash, Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing a Share or Shares (other than Certificates representing Dissenting Shares and Certificates representing Shares held in the treasury of the Company or by any wholly-owned subsidiary of the Company) may surrender such Certificate to Parent and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the aggregate Merger Price relating thereto, without any interest or dividends thereon. Neither Parent nor the Surviving Corporation will be liable to any holder of Shares for any amount paid to a public official in accordance with applicable abandoned property, escheat or similar laws.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Buyer as follows, except as disclosed by the Company to Parent and Buyer in a Disclosure Letter dated of even date herewith, including the materials referenced therein (the "Disclosure Letter"):

     SECTION 4.1. Organization. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and the Company and each of its subsidiaries has all requisite corporate power and authority to own, lease and operate its respective properties and to carry on its respective business as now being conducted. To the Company's knowledge, the Company and each of its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary. The Disclosure Letter sets forth all of the jurisdictions in which the Company and its subsidiaries are qualified to do business as foreign corporations. Copies of the Certificate of Incorporation and By-laws of the Company and the articles or certificate of incorporation and by-laws of each of its subsidiaries, including all amendments, have been made available to Buyer and such copies are accurate and complete. The Disclosure Letter lists all of the Company's subsidiaries. The Company owns directly or indirectly all of the outstanding capital stock of each of its subsidiaries, free and clear of any lien, claim or encumbrance.

     SECTION 4.2. Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares, of which 15,000,000 are shares of Class A Capital Stock and 35,000,000 are shares of Class B Capital Stock, each par value $1.00 per share. As of May 31, 1997, there were 2,955,309 shares of Class A Capital Stock issued and outstanding, 5,903,118 shares of Class B Capital Stock issued and outstanding and an aggregate of 20,186 shares of Class A Capital Stock held in the Company's treasury. No shares of Class B Capital Stock are held in the Company's treasury. As of May 31, 1997, there were outstanding options to purchase 264,686 shares of Class A Capital Stock and 600,814 shares of Class B Capital Stock under the Option Plans and the Company has provided to Buyer complete and accurate copies of such Options Plans, including terms and conditions of Options issued thereunder. Except for Options under the Option Plans (which shall be canceled as provided in Section 2.2 hereof), there are not as of the date hereof, and at all times hereafter through the Effective Time there will not be, any options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating the Company or any of its subsidiaries to issue, transfer, sell or vote any shares of capital stock of the Company or any of its subsidiaries or any other securities convertible into or evidencing the right to subscribe for any such shares. All issued and outstanding Shares, and all outstanding shares of capital stock of each subsidiary, are duly authorized and validly issued, fully paid, nonassessable and free of preemptive rights with respect thereto. The rights and preferences of the Class A Capital Stock and the Class B Capital Stock are as set forth in the Certificate of Incorporation of the Company. The capitalization of each of the subsidiaries of the Company is set forth in the Disclosure Letter.

     SECTION 4.3. Authority. (a) The Company has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of its stockholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board, and, other than approval by the Company's stockholders, no other corporate proceedings are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms.

     (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) violate any provision of its or any of its subsidiaries' articles or certificate of incorporation or by-laws,
(ii) to the Company's knowledge, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default, or give rise to any right of termination, cancellation or acceleration or any right which becomes effective upon the occurrence of a merger, consolidation or change in control or ownership, under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture or other instrument of indebtedness for money borrowed to which the Company or any of its subsidiaries is a party, or by which the Company or any of its subsidiaries or any of their respective properties is bound, (iii) to the Company's knowledge, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default, or give rise to any right of termination, cancellation or acceleration or any right which becomes effective upon the occurrence of a merger, consolidation or change in control or ownership, under, any of the terms, conditions or provisions of any license, franchise, permit or agreement to which the Company or any of its subsidiaries is a party, or by which the Company or any of its subsidiaries or any of their respective properties may be bound, or
(iv) to the Company's knowledge, violate any statute, rule, regulation, order or decree of any public body or authority by which the Company or any of its subsidiaries or any of their respective properties is bound, excluding from the foregoing clauses (ii), (iii) and (iv) violations, breaches, defaults or rights which either would not individually or in the aggregate materially impair the Company's ability to consummate the transactions contemplated hereby or for which the Company has received or, prior to the consummation of the Merger, shall have received appropriate consents or waivers.

     (c) To the Company's knowledge and assuming the accuracy of the representations set forth in Section 5.3(c) hereof, no filing or registration with, notification to, or authorization, consent or approval of, any governmental entity is required in connection with the execution and delivery of this Agreement by the Company, or the consummation by the Company of the transactions contemplated hereby, except (i) in connection, or in compliance, with the provisions of the Securities Exchange Act of 1934 ("Exchange Act"),
(ii) the filing of a Certificate of Merger with the Delaware Secretary of State,
(iii) such filings and consents as may be required under any environmental law pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (iv) filing with, and approval of, the New York Stock Exchange, Inc. and the Securities and Exchange Commission ("SEC") with respect to the delisting and deregistration of the Shares and (v) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings not obtained or made prior to the consummation of the Merger the failure of which to be obtained or made would not, individually or in the aggregate, materially impair the Company's ability to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     SECTION 4.4. SEC Documents; Financial Statements. (a) The Company has made available to Buyer accurate and complete copies of each registration statement, report, proxy statement, information statement or schedule, together with all amendments thereto, that were required to be filed with the SEC by the Company since December 31, 1991 (the "SEC Documents"), each of which was timely filed with the SEC. As of their respective dates, the SEC Documents complied, in all material respects, with the applicable requirements of the Securities Act of 1933, as amended, and the Exchange Act, as the case may be, and none of the SEC

Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) Neither the Company nor any of its subsidiaries, nor any of their respective assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, any contract or agreement or amendment thereto, that in each case was required to be filed as an exhibit to a Form 10-K that has not been, or timely will not be, filed as an exhibit to an SEC Document.

     SECTION 4.5. Absence of Certain Changes; no Undisclosed Liabilities. (a) Except as disclosed or reflected in the SEC Documents, disclosed in the Disclosure Letter, and except for current liabilities for trade or business obligations incurred since March 1, 1997 in connection with the purchase of goods or services in the ordinary course of business and consistent with past practice (none of which would violate the covenants in Section 6.1 hereof and none of which is for breach of contract, breach of warranty, tort or infringement), the Company has not (i) incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, which, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect, or (ii) made any changes in accounting methods, principles or practices or (iii) declared, set aside or paid any dividend or other distribution with respect to its capital stock. Since March 1, 1997, each of the Company and its subsidiaries has conducted its operations according to its ordinary course of business consistent with past practice.

     (b) Except as and to the extent disclosed by the Company in the SEC Documents or disclosed in the Disclosure Letter, since March 1, 1997, neither the Company nor any of its subsidiaries had any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would have required the Company to amend the SEC Documents.

     SECTION 4.6. Litigation. Except as disclosed by the Company in the SEC Documents or the Disclosure Letter, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties or assets before any court or governmental entity, nor, to the knowledge of the Company, are there any facts that are reasonably likely to give rise to any such suit, claim, action, proceeding or investigation. Except as disclosed in the SEC Documents, neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree.

     SECTION 4.7. Compliance with Applicable Law. To the Company's knowledge and except as disclosed by the Company in the SEC Documents, the Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all governmental entities necessary for the lawful conduct of their respective businesses (the "Company Permits"). To the Company's knowledge and except as disclosed by the Company in the SEC Documents, the Company and its subsidiaries are in compliance with the terms of the Company Permits. To the Company's knowledge and except as disclosed by the Company in the SEC Documents, the businesses of the Company and its subsidiaries have not been and are not being conducted in violation of any law, ordinance or regulation of any governmental entity. To the Company's knowledge and except as disclosed by the Company in the SEC Documents, no investigation by any governmental entity with respect to the Company or any of its subsidiaries is pending or threatened nor has any governmental entity indicated an intention to conduct the same.

     SECTION 4.8. Taxes. Each of the Company and its subsidiaries has filed, or caused to be filed, all federal, state, local and foreign income and other material tax returns required to be filed by it, has paid or withheld, or caused to be paid or withheld, all taxes of any nature whatsoever, with any related penalties, interest and liabilities (any of the foregoing being referred to herein as a "Tax"), that are shown on such tax returns as due and payable, other than such Taxes as are being contested in good faith and for which adequate reserves have been established. Except as disclosed in the Disclosure Letter, the Company and each of its subsidiaries have paid or will timely pay all Taxes due with respect to any period ending at or prior to the Effective Time, or where the payment of Taxes is not yet due, have established, or with respect to Taxes incurred after the date hereof will timely establish in accordance with past practices, an adequate accrual in accordance with generally accepted accounting practices. Except as disclosed in the Disclosure Letter, there are no material claims, assessments or audits pending, or to the Company's knowledge threatened, against the Company or its subsidiaries for any alleged deficiency in any Tax. There are no waivers or extensions of any applicable statute of limitations to assess any Taxes. There are no outstanding requests for any extension of time within which to file any return or within which to pay any Taxes shown to be due on any return. To the Company's knowledge, there are no liens for any Taxes upon the assets of the Company or any of its subsidiaries (other than statutory liens for Taxes not yet due and payable and liens for real estate taxes being contested in good faith). Neither the Company nor any of its subsidiaries is a party to, is bound by or has any obligation under, a tax sharing or tax allocation agreement or arrangement for the allocation, apportionment, sharing, indemnification or payment of taxes.

     SECTION 4.9. Termination, Severance and Employment Agreements. The Disclosure Letter contains a complete and accurate list of each (a) written employment or severance agreement not terminable without liability or obligation on 30 days' or less notice; (b) written agreement with any director, officer or other employee of the Company or any of its subsidiaries (i) the benefits of which are contingent, or the terms of which are materially altered, on the occurrence of a transaction involving the Company or any of its subsidiaries of the nature of any of the transactions contemplated by this Agreement or relating to an actual or potential change in control of the Company or any of its subsidiaries or (ii) providing any term of employment or other compensation guarantee or extending severance benefits or other benefits after termination not comparable to benefits available to employees of the Company or its subsidiaries generally; (c) written agreement, plan or arrangement under which any person may receive payments that may be subject to tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (d) written agreement or plan, including, but not limited to, any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, other than as contemplated by this Agreement. Except as previously disclosed to Buyer in the Disclosure Letter, and except in relation to the Townson Agreements and the Stay Bonus Agreements (as defined below), since December 31, 1996, neither the Company nor any of its subsidiaries has entered into or amended any written employment or severance agreement with any director, officer or other employee of the Company or any of its subsidiaries or granted any severance or termination pay to any director, officer or employee of the Company or any of its subsidiaries. The Company shall offer to extend all payments due from it under the letter agreements dated as of June 28, 1996 (the "Stay Bonus Agreements") between it and certain employees of the Company. No payment under such Stay Bonus Agreements has been made by or is due from the Company to any employee who accepts (such acceptances to be referred to herein as the "Extension Agreements") such offer of extension prior to the Effective Time, and no payment shall be due to the employees who accept such offer of extension thereunder from the Surviving Corporation until at least January 2, 1998. A true and complete copy of the Townson Agreements has been furnished to Buyer.

     Section 4.10. Employee Benefit Plans; ERISA. (a) The Company does not maintain, administer, contribute to or have any liability under, and has not maintained, administered, contributed to or had any liability under any: employee pension benefit plan (as defined in Section 3(2) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA")) ("Pension Plan"), including, without limitation, any multi-employer plan as defined in Section 3(37) of ERISA ("Multi-employer Plan") or any non-qualified deferred compensation plan or retirement plan; employee welfare benefit plan (as defined in Section 3(1) of ERISA) ("Welfare Plan"), including any other plan, program, agreement or arrangement under which former employees of the Company (or their beneficiaries) are entitled, or current employees of the Company will be entitled, following termination of employment, to medical, health or life insurance or other benefits other than pursuant to benefit continuation rights granted by state or federal law; or bonus, stock, stock purchase, or stock option plan, severance plan, salary continuation, vacation, sick leave, fringe benefit, incentive, insurance, welfare or similar plan or arrangement ("Employee Benefit Plan") other than those Pension Plans, Welfare Plans and Employee Benefit Plans described in the Disclosure Letter. The Pension Plans, Welfare Plans and Employee Benefit Plans shall be collectively referred to herein as the "Plans".

     (b) Neither the Company, nor any corporation or business which is now or at the relevant time was an affiliate of the Company, as determined under Section 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate"), (i) maintains, administers, contributes to or has any liability under any pension plan subject to the minimum funding standards set forth in Section 412 of the Code or subject to Title IV of ERISA; or (ii) has ever maintained, administered, contributed to or had any liability under any Pension Plan subject to either the Code Section 412 minimum funding standards or Title IV of ERISA, other than a Plan as to which all liabilities have been satisfied in full.

     (c) Except as set forth in the Disclosure Letter, all Plans and related trusts, insurance contracts or other funding arrangements have been maintained and administered in all material respects in compliance with each applicable provision of ERISA, the Code, other federal statutes, state law (including, without limitation, state insurance law) and the regulations and rules promulgated pursuant thereto or in connection therewith. Each Pension Plan which is intended to be qualified under Code Section 401(a) has been administered in material compliance with such requirements and has received a post-Tax Reform Act of 1986 determination letter from the IRS that such Pension Plan satisfies the requirements of Section 401(a) of the Code.

     (d) Contributions with respect to all current Plan years (i.e., from the first day of the current plan year to the Closing Date) shall be made or accrued prior to the Closing Date by Company with respect to each Pension Plan. With respect to all other Welfare Plans and Employee Benefit Plans, all required or recommended (in accordance with plan terms and past practice) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing Date shall have been made or properly accrued on the financial statements. None of the Plans has any material unfunded liabilities which are not reflected on the financial statements of the Company. The Company has no plans, programs, arrangements or made any other commitments to its employees, former employees or their beneficiaries under which it has any obligation to provide any retiree or other employee benefit payments which are not adequately funded through a trust, insurance or other funding arrangement. There have been no changes in the operation or interpretation of any of the Plans since the most recent annual report which would have any material effect on the cost of operating or maintaining such Plans.

     (e) Except as provided in the immediately following sentence, no Pension Plan has been completely or partially terminated other than a Plan as to which all liabilities have been satisfied in full. Notwithstanding the preceding sentence, (i) contributions to the Company's Profit Sharing Plan have not been made since 1993, which may have resulted in its termination, and (ii) in accordance with Section 2.3 hereof, upon consummation of the Merger as contemplated by this Agreement, the ESOP shall be terminated. Subject to the preceding sentence, any Plan which has been terminated has been terminated in compliance with ERISA and the Code, all required reports, certifications or notices, have been or will be appropriately filed or distributed and an application for a favorable determination letter has been or will be filed with the IRS.

     (f) The Company has made available to Buyer true and complete copies of:
(i) the plan documents and any related trusts or funding vehicles, policies or contracts and the related summary plan descriptions with respect to each Plan;
(ii) any pending applications, filings or notices with respect to any of the Plans with the IRS, the pension Benefit Guaranty Corporation, the Department of Labor or any other governmental agency; (iii) the latest financial statements and annual reports for each of the Plans and related trusts or funding vehicles, policies or contracts as of the end of the most recent plan year with respect to which the filing date for such information has passed; and (iv) all corporate resolutions or other documents pertaining to the adoption of the Plans or any amendments thereto.

     (g) There are no pending or, to the Company's knowledge, threatened claims, lawsuits or arbitration asserted or instituted against any of the Plans by any employee or beneficiary covered under any Plans or otherwise involving any Plans (other than routine claims for benefits); and the Company has no knowledge of any facts which would give rise to or could reasonably be expected to give rise to any such claims, lawsuits or arbitrations.

     (h) Except as provided for in this Agreement or as disclosed in the Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former director, officer or employee of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting or increase the amount of compensation due any such employee or officer.

     SECTION 4.11. Environmental Matters. To the Company's knowledge, the Company and each of its subsidiaries has obtained and is in compliance in all material respects with the terms and conditions of all required permits, licenses, registrations and other authorizations required under Environmental Laws. To the Company's knowledge, no asbestos in a friable condition, equipment containing polychlorinated biphenyls, or leaking underground or above-ground storage tanks are contained in or located at any facility currently owned, leased or controlled by the Company or any of its subsidiaries, nor, to the Company's knowledge, was any of the foregoing contained in or located at any facility previously owned, leased or controlled by the Company or any of its subsidiaries. To the Company's knowledge, the Company has not released, discharged or disposed of on, under or about any facility currently or previously owned, leased or controlled by the Company or any of its subsidiaries, any Hazardous Substances, and to the Company's knowledge, no third party has released, discharged or disposed of on, under or about any facility currently or previously owned, leased or controlled by the Company or any of its subsidiaries, any Hazardous Substances, except for ordinary and necessary quantities of cleaning, pest control and office supplies and other chemicals used in the ordinary course of business and used and stored in compliance with applicable Environmental Laws, or ordinary rubbish, debris and non-hazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in, and de minimis quantities discharged from, motor vehicles in their ordinary operation on real property owned, used or leased by the Company and its subsidiaries. To the Company's knowledge, the Company and each of its subsidiaries is in compliance with all applicable Environmental Laws. To the Company's knowledge, the Disclosure Letter contains a true and accurate list of all past and present noncompliance by the Company with, or liability under, Environmental Laws, and all past discharges, emissions, leaks, releases or disposals by it of any substance or waste regulated under or defined by Environmental Laws that have formed or could reasonably be expected to form the basis of any material claim, action, suit, proceeding, hearing or investigation against the Company under any applicable Environmental Laws. With respect to environmental matters, neither the Company nor any of its subsidiaries has received notice of any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or its subsidiaries that have resulted in or threaten to result in any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation under, any applicable Environmental Laws. For purposes of this Section 4.11, (a) "Environmental Laws" mean applicable federal, state, local and foreign laws, regulations and codes relating in any respect to pollution or protection of the environment and (b) "Hazardous Substances" means any toxic, caustic, or otherwise dangerous substance (whether or not regulated under federal, state or local environmental statutes, rules, ordinances, or orders), including (i) "hazardous substance" as defined in 42 U.S.C. Section 9601, and (ii) petroleum products, derivatives, byproducts and other hydrocarbons.

SECTION 4.12. Assets; Real Property; Intellectual Property.

     (a) The Company and its subsidiaries own or have rights to use all assets necessary to permit the Company and its subsidiaries to conduct their businesses as they are currently being conducted.

     (b) Except as disclosed in the Disclosure Letter, the Company has, either directly or through its subsidiaries, (i) good, valid and marketable or indefeasible title to all real property material to its business operations and described in the Disclosure Letter as owned by it in fee, free and clear of any liens, encumbrances, mortgages and security interests other than Permitted Liens, or (ii) rights by lease or other agreement to use all such real property. The term "Permitted Liens" shall mean (i) liens or encumbrances for water, sewage and similar charges and current taxes and assessments not yet due and payable or being contested in good faith, (ii) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar liens or encumbrances arising or incurred in the ordinary course of business, (iii) liens, encumbrances, mortgages and security interests arising or resulting from any action taken by Parent or Buyer, (iv) liens, encumbrances, mortgages and security interests of record or securing indebtedness described in the SEC Documents and (v) easements, rights of way, restrictions and other similar charges or encumbrances that do not materially interfere with the ordinary conduct of the Company's business. All real property leases under which the Company or any of its subsidiaries is a lessee or lessor are valid, binding and enforceable in all material respects in accordance with their terms, and there are no existing defaults thereunder. The Company has not received notice of and does not otherwise have knowledge of any condemnation, requisition or taking by any public authority of all or any portion of its owned or leased real property. Except as disclosed in the Disclosure Letter, there is no construction work being done at, or construction materials being supplied to, the real property owned or leased by the Company, except in connection with routine maintenance projects. Notwithstanding the foregoing sentence, the Company may be liable for invoices for construction occurring prior to the date hereof.

     (c) The Disclosure Letter identifies all of the following which are used in the Company's or any of its subsidiaries' businesses or in which the Company or any of its subsidiaries claims any ownership rights: (i) all trademarks, service marks, slogans, trade names, trade dress and the like (collectively with the associated goodwill of each, "Trademarks"), together with information regarding all registrations and pending applications to register any such rights anywhere in the world; (ii) all common law Trademarks; (iii) without extensive or revealing descriptions, all proprietary formulations, manufacturing methods, know-how and trade secrets which are material to the business of the Company or any of its subsidiaries; all patents on and pending applications to patent any technology or design; (iv) all registrations of and applications to register copyrights since 1978; and (v) all licenses of rights in computer software, Trademarks, patents, copyrights, unpatented formulations, manufacturing methods and other know-how, whether to or by the Company or any of its subsidiaries. The rights required to be so identified are referred to herein collectively as the "Intellectual Property".

     (d) Except as identified in the Disclosure Letter: (i) the Company or one of its subsidiaries is the owner of or duly licensed to use each Trademark and its associated goodwill; (ii) each Trademark registration exists and has been maintained in good standing; (iii) each patent and application included in the Intellectual Property exists, is owned by or licensed to the Company or one of its subsidiaries, and has been maintained in good standing; (iv) each copyright registration exists and is owned by the Company or its subsidiaries; (v) to the Company's knowledge, no other firm, corporation, association or person claims the right to use in connection with similar or related goods and in any geographic area, any mark, logo, name, symbol, device, or slogan which is identical or confusingly similar to any of the Trademarks or which could serve to dilute the distinctiveness of the Trademarks; (vi) to the Company's knowledge, no third party claims or asserts ownership rights in any of the Intellectual Property; (vii) to the Company's knowledge, the use by the Company or any of its subsidiaries of any Intellectual Property does not now, and has never been alleged to, infringe any right of any third party; and (viii) to the Company's knowledge, no third party is now infringing, or has ever been accused by the Company of infringing, on any rights of the Company or any of its subsidiaries in any of the Intellectual Property. The Disclosure Letter sets forth a description of all known claims made or facts known to the Company regarding any third party claims or actions to use a Trademark confusingly similar to the Trademarks owned or used by the Company anywhere in the world.

     SECTION 4.13. Systems and Software. The Company and its subsidiaries owns or has the right to use pursuant to lease, license, sublicense, agreement, or permission all computer hardware, software and information systems necessary for the operation of the businesses of the Company and its subsidiaries as presently conducted (collectively, "Systems"). To the Company's knowledge, each System owned or used by the Company or its subsidiaries immediately prior to the Effective Time will be owned or available for use by the Company or its subsidiaries on identical terms and conditions immediately subsequent to the Effective Time. With respect to each System owned by a third party and used by the Company or its subsidiaries pursuant to lease, license, sublicense, agreement or permission, to the Company's knowledge: (a) the lease, license, sublicense, agreement, or permission covering the System is legal, valid, binding, enforceable, and in full force and effect; (b) the lease, license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Effective Time; (c) no party to any such lease, license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder; (d) no party to any such lease, license, sublicense, agreement, or permission has repudiated any provision thereof; (e) neither the Company nor its subsidiaries have granted any sublicense, sublease or similar right with respect to any such lease, license, sublicense, agreement, or permission; (f) the Company's or its subsidiaries' use and continued use of such Systems will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted.

     SECTION 4.14. Labor Matters. Neither the Company nor any of its subsidiaries has, since March 1, 1997, (i) been subject to, or threatened with, any material strike, lockout or other labor dispute or engaged in any unfair labor practice, or (ii) received notice of any pending petition for certification before the National Labor Relations Board with respect to any material group of employees of the Company or any of its subsidiaries who are not currently organized. The Company has no collective bargaining agreements.

     SECTION 4.15. Information. Neither the Consent Solicitation Statement, nor any other document filed or to be filed by or on behalf of the Company with the SEC or any other governmental entity or stock exchange in connection with the transactions contemplated by this Agreement contained when filed or will, at the respective times filed with the SEC or other governmental entity or stock exchange contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, that the foregoing shall not apply to information supplied by Parent or Buyer specifically for inclusion or incorporation by reference in any such document. Neither the Consent Solicitation Statement nor any amendment or supplement thereto shall, when mailed to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, that the foregoing shall not apply to information supplied by Parent or Buyer specifically for inclusion or incorporation by reference therein. To the Company's knowledge, the Consent Solicitation Statement will comply in all material respects with the provisions of the Exchange Act, the Listed Company Manual of the New York Stock Exchange and the rules and regulations thereunder. None of the information supplied by the Company specifically for inclusion or incorporation by reference in any document filed or to be filed by or on behalf of Buyer with the SEC or any other governmental entity or stock exchange in connection with the transactions contemplated by this Agreement contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     SECTION 4.16. Delaware Section 203. Assuming the accuracy of the representation contained in Section 5.5 hereof, the provisions of Section 203 of the DGCL will not apply to this Agreement or any of the transactions contemplated hereby. The Company has heretofore delivered to Buyer a complete and correct copy of the resolutions of the Board of Directors of the Company to the effect that pursuant to Section 203(a)(1) of the DGCL and assuming the accuracy of the representations in Section 5.5 hereof (without giving effect to the knowledge qualification therein), the restrictions contained in Section 203 of the DGCL are and shall be inapplicable to the Merger and the transactions contemplated by this Agreement.

     SECTION 4.17. Broker's Fees. Except for the fees payable to JMS set forth in the Letter Agreement dated May 14, 1996 between JMS and the Company, and extended by letter dated January 30, 1997, copies of which letters have been provided to Buyer, neither the Company, nor any of its subsidiaries nor any of their respective directors or officers has incurred any liability for any broker's fees, commissions, or financial advisory or finder's fees in connection with any of the transactions contemplated by this Agreement, and neither the Company, any of its subsidiaries nor any of their respective directors or officers has employed any other broker, finder or financial advisor in connection with any of the transactions contemplated by this Agreement.

     SECTION 4.18. Representations and Warranties. None of the information contained in the representations and warranties of the Company set forth in this Agreement or in any certificate or writing delivered to Buyer as contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

     Each of Parent and Buyer, jointly and severally, represents and warrants to the Company, as to itself, as follows:

     SECTION 5.1. Organization. It is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and it has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. True and complete copies of the Certificate of Incorporation and By-laws of Buyer have been provided to the Company.

     SECTION 5.2. Authority. It has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by its Board of Directors and its stockholders to the extent required by applicable law and its certificate of incorporation and no other corporate proceedings are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by it and constitutes its legal, valid and binding agreement, enforceable against it in accordance with its terms.

     SECTION 5.3. No Violations; Consents and Approvals. (a) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by it with any of the provisions hereof will (i) violate any provision of its certificate of incorporation or by-laws, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default, or give rise to any right of termination, cancellation or acceleration or any right which becomes effective upon the occurrence of a merger, under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture or other instrument of indebtedness for money borrowed to which it is a party, or by which it or any of its properties is bound, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default, or give rise to any right of termination, cancellation or acceleration or any right which becomes effective upon the occurrence of a merger, under any of the terms, conditions or provisions of any license, franchise, permit or agreement to which it is a party, or by which it or any of its properties is bound, or (iv) violate any statute, rule, regulation, order or decree of any public body or authority by which it or any of its properties is bound, excluding from the foregoing clauses (ii), (iii) and (iv) violations, breaches, defaults or rights for which it has received or, prior to the Effective Time, shall have received, appropriate consents or waivers.

     (b) No filing or registration with, notification to, or authorization, consent or approval of, any governmental entity is required by it in connection with the execution and delivery of this Agreement, or the consummation by it of the transactions contemplated hereby, except (i) in connection, or in compliance, with the provisions of the Exchange Act, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, and (iii) such filings and consents as may be required under any environmental law pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement.

     (c) No stockholder of Parent holds or has the present right to hold fifty percent (50%) or more of the voting securities of Parent. Neither Buyer nor Parent satisfies the "size of person" test under Section 7A(a)(2) of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     SECTION 5.4. Information. None of the information supplied by it specifically for inclusion or incorporation by reference in the Consent Solicitation Statement or any other document filed or to be filed by or on behalf of the Company with the SEC or any other governmental entity or stock exchange in connection with the transactions contemplated by this Agreement contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     SECTION 5.5. Ownership of Securities. Neither it nor any of its affiliates or associates (as such terms are defined in Section 203 of the DGCL) was at the time the Board approved the Merger, an "interested stockholder" (as defined in Section 203 of the DGCL) of the Company.

     SECTION 5.6. Financing. Parent has received a contribution to its capital in the amount of Ten Million Dollars ($10,000,000) (the "Parent Capital Contribution"). True and correct copies of (a) that certain Credit Agreement, entered into concurrently herewith, among Parent, Buyer and Credit Agricole Indosuez, as agent and lender, and (b) that certain Senior Subordinated Loan Agreement, entered into concurrently herewith, among Parent, Buyer and Credit Agricole Indosuez, as agent and lender (collectively, the "Loan Agreements") have been provided to the Company. The Loan Agreements are and as of the Effective Time shall be in full force and effect, and as of the Effective Time, the Loan Agreements shall not since the date hereof have been amended, modified or supplemented in any material respect.

     SECTION 5.7. Broker's Fees. It does not have any liability for any broker's fees, commissions, or financial advisory or finder's fees in connection with any of the transactions contemplated by this Agreement which will have the effect of reducing the Merger Price.

     SECTION 5.8. Representations and Warranties. None of the information contained in its representations and warranties set forth in this Agreement or in any certificate or writing delivered to the Company as contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE VI

                                   COVENANTS

     SECTION 6.1. Conduct of Business of the Company. Except as contemplated by this Agreement or as expressly agreed to in writing by Buyer, during the period from the date hereof to the Effective Time, the Company will not, nor will it permit any of its subsidiaries to, conduct its operations otherwise than in the ordinary course of business consistent with past practice; provided, however, that notwithstanding anything to the contrary set forth in this entire Section 6.1, the Company shall be permitted to (i) execute leases with respect to the two new stores described in Section 6.1 of the Disclosure Letter (the "New Stores Leases"), and (ii) take any actions required to enable the Company to comply with Section 6.13 hereof. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, the Board will not, without the prior written consent of Buyer, permit the Company or any of its subsidiaries to:

          (a) except for the amendment contemplated by Section 6.10 hereof, amend or propose to amend its certificate or articles of incorporation or by-laws (or similar constituent documents);

          (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for Shares issued upon exercise of Options outstanding as of the date of this Agreement (in accordance with their respective terms), or amend any of the terms of any such securities or agreements outstanding as of the date hereof, except as specifically contemplated by this Agreement;

          (c) except as disclosed in the Disclosure Letter, split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities or any securities of its subsidiaries;

          (d) (i) incur, assume or prepay any long-term or short-term debt or issue any debt securities; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations of any other person except for obligations of wholly-owned subsidiaries of the Company; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly-owned subsidiaries of the Company or customary loans or advances to employees in the ordinary course of business consistent with past practice); (iv) pledge or otherwise encumber shares of capital stock of the Company or any of its subsidiaries; or (v) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any lien thereupon, excluding Permitted Liens and liens existing on the date hereof;

          (e) except as may be required by law, as contemplated by this Agreement, with respect to compensating non-employee directors of the Company or with respect to parity increases in compensation, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, stock ownership plan, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or (except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, and as required under existing agreements) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights or performance units);

          (f) other than in accordance with the New Store Leases, lease any assets (other than automobile and office equipment leases entered into in the ordinary course of business and consistent with past practice) or acquire, sell, or dispose of any assets outside the ordinary course of business or any assets which in the aggregate are material to the Company or its subsidiaries, or enter into any commitments, contracts, agreements or transactions outside the ordinary course of business consistent with past practice or which would, individually or in the aggregate, be material to the Company or its subsidiaries, or modify, amend, terminate or waive any material rights under any contract or agreement;

          (g) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

          (h) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) except as contemplated by this Agreement, enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to the Company or its subsidiaries; or (iii) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder;

          (i) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;

          (j) make any tax election or settle or compromise any federal, state or local tax liability or assent to the extension of time for collection or assessment of any federal, state or local tax in excess of Fifty Thousand Dollars ($50,000);

          (k) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and its subsidiaries or incurred in the ordinary course of business consistent with past practice;

          (l) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby or material to the Company and its subsidiaries taken as a whole;

          (m) other than capital expenditures appearing on the Company's forecasted June and July Cash Flow Statements appearing in Section 6.1(m) of the Disclosure Letter, authorize or make any (i) new capital expenditure or (ii) other than those made in the ordinary course of business, expenditures which individually is in excess of $100,000 or which in the aggregate are in excess of $500,000; or

          (n) take, or agree in writing or otherwise to take, any of the actions described in Sections 6.1(a) through 6.1(m) hereof or, except as contemplated by this Agreement, take, or omit to take, any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect in any material respect as of the date when made.

     SECTION 6.2. No Solicitation. (a) The Company shall, and shall direct its officers, directors, employees, representatives and agents (including, without limitation, its attorneys, investment bankers and accountants) to, refrain from any discussions and negotiations with any parties other than Parent and Buyer with respect to any proposal relating to an Acquisition Transaction; provided, however, that the Company may seek clarification, either directly or through its representatives, of an unsolicited proposal. The Company agrees that, prior to the Effective Time, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives (including, without limitation, its attorneys, investment bankers and accountants), directly or indirectly, to solicit, initiate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any acquisition of all or substantially all of the Company by means of a merger, consolidation or other business combination involving the Company or its subsidiaries or acquisition of all or substantially all of the assets or capital stock of the Company and its subsidiaries taken as a whole (an "Acquisition Transaction") or initiate, negotiate, explore or otherwise engage in substantive communications in any way with any person (other than Buyer, Parent and their directors, officers, employees, agents and representatives) with respect to any Acquisition Transaction, or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Company or the Board from furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written proposal for an Acquisition Transaction by such person or entity or recommending an unsolicited bona fide written proposal for an Acquisition Transaction to the stockholders of the Company, if and only to the extent that (A) the Board believes in good faith (after consultation with its financial adviser) that such proposal for an Acquisition Transaction would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by this Agreement and the Board determines in good faith after consultation with its legal counsel that such action is necessary for the Company to comply with its fiduciary duties to stockholders under applicable law, and (B) prior to furnishing such nonpublic information to, or entering into discussions with, such person or entity, the Board receives from such person or entity an executed confidentiality agreement, with terms no more favorable to such party than those contained in the Confidentiality Agreement, dated January 23, 1997, between Knightsbridge, Inc. and JMS.

     (b) The Company shall immediately advise Parent and Buyer in writing of the receipt of any inquiries or proposals relating to an Acquisition Transaction, including the terms of any such inquiries or proposals, and the actions taken by the Company or its agents or representatives with respect thereto.

     SECTION 6.3. Access to Information; Confidentiality.

     (a) From the date of this Agreement until the Effective Time, the Company will give Parent and Buyer and their authorized representatives (including counsel, consultants, financial advisors, accountants, banks, financial institutions and auditors), and including no more than one full-time, on-site representative of Buyer unless the Company consents to additional on-site representatives which consent shall not be unreasonably withheld, full access during normal business hours to all facilities, personnel and operations and to all books and records of the Company and its subsidiaries, will permit Buyer and its on-site representative to make such inspections as it may reasonably require and will cause its officers and those of its subsidiaries to furnish Buyer and its on-site representative with such financial and operating data and other information with respect to its business and properties as Buyer or such on-site representative may from time to time request; provided, however, that, notwithstanding the foregoing, Buyer and such on-site representative shall have no authority with respect to the facilities, personnel, management or operations of the Company and, provided further that

Buyer and such on-site representative shall not interfere with the day-to-day operations of the Company; provided, further that, any such inspections and examinations shall be conducted at reasonable times and under reasonable circumstances. The Company shall give Parent and Buyer and their authorized representatives full and reasonable access to the Company's management.

     (b) Each of Parent and Buyer agrees to keep confidential and not divulge to any other party or person (other than to the employees, attorneys, accountants and consultants of each who have a need to receive such information and other than as may be required by law or the rules of the New York Stock Exchange) any information received from the Company, unless and until such documents and other information otherwise becomes publicly available. In the event of termination of this Agreement for any reason, each of Parent and Buyer shall promptly return, or at the election of the Company, destroy all non-public documents obtained from the Company and any copies or notes of such documents (except as otherwise required by law) and, upon the request of the Company, confirm such destruction to the Company in writing.

     SECTION 6.4. Reasonable Best Efforts; Other Actions. Subject to the terms and conditions herein provided and applicable law, each of the Company, Parent and Buyer shall use its reasonable best efforts promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the Merger and all other transactions contemplated by this Agreement, including, without limitation, using such reasonable best efforts to (a) obtain all necessary consents, approvals or waivers under its material contracts (including, without limitation, its real property leases),
(b) cooperate in making available information and personnel to the lenders to Parent with respect to financing for the transactions contemplated by this Agreement and (c) lift any legal bar to the Merger. If any "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute, regulation, charter provision or contract is or becomes applicable to the transactions contemplated by this Agreement, the Company will use its reasonable best efforts to grant such approvals and take such actions as are necessary under such laws, provisions or contracts so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute, regulation, provision or contract on the transactions contemplated by this Agreement.

     SECTION 6.5. Public Announcements. Neither Buyer nor Parent shall issue any press release or otherwise make any public statements with respect to this Agreement or the Merger, without the prior written consent of the Company, which consent shall not be unreasonably withheld; provided, that any press release or public statement required by applicable law or any obligations pursuant to any listing agreement with any national securities exchange shall not be deemed unreasonable.

     SECTION 6.6. Notification of Certain Matters. Each of the Company, Parent and Buyer shall give prompt notice to the other party of (a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause either (i) any representation or warranty of any party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or (ii) any condition set forth in Articles VII, VIII or IX hereof to be unsatisfied at any time from the date hereof to the Effective Time, and (b) any material failure of the Company, Parent or Buyer, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. If either Loan Agreement shall be revoked, withdrawn, amended, modified or otherwise supplemented in any material respect, Parent shall give the Company written notice within 24 hours of such revocation, withdrawal or amendment, modification or supplement.

     SECTION 6.7. Expenses. Except as set forth in Section 10.6 hereof, Parent, Buyer and the Company shall each bear their respective expenses incurred in connection with this Agreement and the Merger, including, without limitation, the preparation, execution and performance of this Agreement and the transactions contemplated hereby, and all fees and expenses of investment bankers, finders, brokers, agents, representatives, counsel and accountants, and their counsel (collectively, "Advisors"). Such fees and expenses (which shall include fees and expenses incurred as of the business day prior to the date on which the Closing occurs, plus an estimate of fees and expenses incurred subsequent thereto in connection with the Closing and post-closing matters), to the extent not paid by the Company prior to the Effective Time, of Advisors who have acted on behalf of the Company as have been presented to Buyer shall be paid by the Company at the Closing, or as otherwise agreed by Buyer, Parent and the Company.

     SECTION 6.8. Indemnification of Directors and Officers. (a) Parent shall cause the Surviving Corporation to perform those certain Indemnification Agreements between the Company and each member of the Board, and between the Company and certain officers of the Company and its subsidiaries described in
Section 6.8 of the Disclosure Letter (collectively, the "Indemnification Agreements").

     (b) For a period of six years after the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect the policy of directors' and officers' liability insurance described in Section 6.8 of the Disclosure Letter (the "New D&O Insurance Policy").

     (c) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made by Parent so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.8.

     (d) The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each party to the Indemnification Agreements other than the Company and his or her heirs, successors and legal and personal representatives.

     SECTION 6.9. Consent Solicitation Statement. As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC a Consent Solicitation Statement to solicit the written consent of the stockholders of the Company with respect to the Merger and the Charter Amendment (the "Consent Solicitation Statement"). The Company shall use its reasonable efforts to cause the Consent Solicitation Statement to be "cleared" by the SEC for mailing to the stockholders of the Company as promptly as practicable and shall mail the Consent Solicitation Statement to its stockholders as promptly as practicable thereafter. Buyer shall furnish all information concerning it and the holders of its capital stock as the Company may reasonably request for inclusion in such Consent Solicitation Statement. Subject to the Board's compliance with its fiduciary duties pursuant to Section 6.2(a) hereof, the Consent Solicitation Statement shall include the recommendation in favor of approval and adoption of this Agreement by those members of the Board who actually voted in favor therefor. Buyer shall have the right to review the Consent Solicitation Statement before it is filed with the SEC.

     SECTION 6.10. Charter Amendment. Prior to the Effective Time, the Board shall (a) approve and adopt the amendment of Article Fourth of the Company's Certificate of Incorporation so that such Article Fourth shall read in its entirety as set forth on Exhibit "A" attached hereto (the "Charter Amendment");
(b) resolve to recommend approval and adoption of the Charter Amendment by the stockholders of the Company; (c) cause the inclusion of necessary disclosures with respect to the Charter Amendment in the Consent Solicitation Statement; and
(d) subject to the satisfaction or, if permissible, waiver of the conditions set forth in Articles VII, VIII and IX hereof, and further subject to stockholder approval of the Charter Amendment and the Merger, cause the Charter Amendment to be effected by filing a certificate of amendment with the Delaware Secretary of State immediately prior to the filing of the Certificate of Merger.

     SECTION 6.11. Employment Agreements. (a) Parent shall cause the Surviving Corporation to perform (i) the "Stay Bonus" Agreements, dated June 28, 1996 (as may be amended by the Extension Agreements), between the Company and each of Nitin Parikh, James Glenny, Chris McGinley, John Treiman, Robert Genest, Shirli Sumida, Chuck Gann, Alan Matuny, Kevin Townson, Geric Johnson, Susan Norris and Dennis Warden; (ii) the Employment Agreement, dated as of April 19, 1996, between the Company and John Hatfield; and (iii) the Townson Agreements.

     (b) Notwithstanding anything to the contrary in this Agreement, any claim or controversy arising out of or relating to the agreements referred to in
Section 6.11(a) hereof shall be settled exclusively by arbitration in

Los Angeles, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. The prevailing party shall be entitled to recover its actual attorneys' fees and other costs incurred in any such action or proceeding.

     (c) The persons referenced in Section 6.11(a) hereof who are not parties to this Agreement are intended to be third party beneficiaries of this Agreement.

     SECTION 6.12. Parent Capital Contribution. Prior to the Effective Time, Parent shall not declare, set aside or pay any cash dividend or other cash distribution, or, except for the payment of fees and expenses incurred in connection with the transactions contemplated by this Agreement, otherwise use, transfer, convey or dispose of all or any part of the Parent Capital Contribution or enter into any agreement (whether written or oral) to do any of the foregoing. In the event this Agreement is terminated by the Company pursuant to Section 10.3 hereof and such termination entitles the Company to payment under Section 10.6(b) hereof, Parent shall, until the earlier of the date when such payment is made and the date which is six (6) months following the Closing, at all times have cash and cash equivalents in an aggregate amount of not less than Five Hundred Thousand Dollars ($500,000).

     SECTION 6.13. Cash and Cash Equivalent. At the close of business on June 28, 1997, the Company and its subsidiaries will have on a consolidated basis cash and cash equivalents in an aggregate amount of not less than Ten Million Dollars ($10,000,000) (the "Cash Target"). The Cash Target shall be measured without taking into effect payment of any of the following: (i) any fees and expenses incurred by the Company in connection with this Agreement and the Merger, and (ii) payment of the premium for the New D&O Insurance Policy.

                                  ARTICLE VII

           CONDITIONS TO OBLIGATIONS OF THE COMPANY, PARENT AND BUYER

     The obligations of the parties to effect the Merger shall be subject to the satisfaction or, if permissible, waiver at or prior to the Effective Time of each of the following conditions:

     SECTION 7.1. Stockholder Approval. The holders of a majority of each class of Shares entitled to vote thereon shall have approved and adopted this Agreement in accordance with the DGCL and the rules and regulations of the New York Stock Exchange.

     SECTION 7.2. No Legal Impediments. No statute, rule or regulation shall have been promulgated, enacted, entered or enforced, and no other legally binding, final and nonappealable action shall have been taken, by any domestic, foreign or supranational government or governmental, administrative or regulatory authority or agency of competent jurisdiction or by any court or tribunal of competent jurisdiction, domestic, foreign or supranational, that in any of the foregoing cases has the effect of making illegal or directly or indirectly restraining, prohibiting or restricting the consummation of the Merger.

     SECTION 7.3. Mailing of Consent solicitation Statement. At least twenty
(20) business days shall have elapsed since the mailing of the Consent Solicitation Statement to Company stockholders, as required by Rule 14a-101 under the Exchange Act.

                                  ARTICLE VIII

               CONDITIONS TO THE OBLIGATIONS OF PARENT AND BUYER

     The obligations of Parent and Buyer to effect the Merger shall be subject to the satisfaction by the Company or, if permissible, waiver by Parent and Buyer at or prior to the Effective Time of each of the following conditions:

     SECTION 8.1. Dissenting Shares. The number of Shares voted against the Merger shall not exceed thirty percent (30%) of either class of the outstanding Shares.

     SECTION 8.2. Charter Amendment. The Charter Amendment shall have been adopted and approved by all requisite action of the Board and the Company's stockholders, and shall have been duly filed with the Delaware Secretary of State.

     SECTION 8.3. Compliance with Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

     SECTION 8.4. Third Party Consents. The Company shall have obtained, or Parent and Buyer shall have waived, the consent of any third parties the consent of whom is required under any agreement, contract or license, other than a real property lease, to which the Company is a party or by which the Company is bound or licensed for the consummation of the Merger and the transactions contemplated by this Agreement and as to whom failure to obtain such consent would have a Company Material Adverse Effect or a material adverse effect on the Merger.

                                   ARTICLE IX

                  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

     The obligations of the Company to effect the Merger shall be subject to the satisfaction by Parent and/or Buyer, as the case may be, or, if permissible, waiver by the Company at or prior to the Effective Time of each of the following conditions:

     SECTION 9.1. Finances. Parent shall have received contributions to its capital in an aggregate amount equal to Seventeen Million Dollars ($17,000,000), and the Loan Agreements shall have remained in full force and effect and shall not have been amended, modified or otherwise supplemented in any material respect since the date hereof.

     SECTION 9.2. New D&O Insurance Policy. The premium for the New D&O Insurance Policy shall have been paid in full and be non-cancelable.

     SECTION 9.3. Compliance with Covenants. Each of Parent and Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

                                   ARTICLE X

                          TERMINATION AND ABANDONMENT

     SECTION 10.1. Termination. This Agreement may be terminated (and the Merger contemplated hereby may be abandoned) notwithstanding approval thereof by the stockholders of the Company at any time prior to the Effective Time: (a) by mutual written consent of Parent, Buyer and the Company; (b) by any party if, without any material breach by such terminating party of its obligations under this Agreement, the Merger shall not have occurred on or before 5:00 p.m. (Los Angeles time) on the fortieth (40th) business day after the date when the Consent Solicitation Statement is mailed to the Company's stockholders (the "Merger Deadline"), which date may be extended by mutual written consent of the parties hereto; or (c) by Parent, Buyer or the Company if any court of competent jurisdiction in the United States or other governmental body in the United States shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and nonappealable; provided that the party seeking to terminate this Agreement shall have used its reasonable best efforts to remove or lift such order, decree or ruling.

     SECTION 10.2. Termination by Parent or Buyer. This Agreement may be terminated and the Merger may be abandoned by Parent or Buyer prior to the Effective Time if (a) the representations or warranties of the Company contained in this Agreement are not true and correct at and as of any date prior to the Effective Time as if made at and as of such time, except for (i) failures to be true and correct as could not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole (a "Company Material Adverse Effect"), (ii) failures to comply as are capable of being and are cured (other than by mere disclosure of the breach) within five (5) days after written notice from Parent or Buyer to the Company of such failure, or
(iii) representations and warranties which speak as of a specified date which were true and correct in all material respects as of such specified date; (b) the Company has failed to comply with its covenants under this Agreement, except for (i) failures to so comply as could not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect or (ii) failures to comply as are capable of being and are cured within five (5) days after written notice from Parent or Buyer to the Company of such failure; (c) the conditions specified in Articles VII and VIII to be satisfied by the Company shall not have been satisfied by the Company or waived by Parent and Buyer prior to the Merger Deadline; (d) Credit Agricole Indosuez shall fail to fund the Merger pursuant to the Loan Agreements; (e) the Board shall (i) withdraw its recommendation or approval in respect of this Agreement or the Merger or (ii) modify or change its recommendation or approval in respect of this Agreement or the Merger in a manner materially adverse to Parent or Buyer; or (f) the Board shall have approved any proposal other than by Parent and Buyer in respect of an Acquisition Transaction.

     SECTION 10.3. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned by the Company notwithstanding approval thereof by the stockholders of the Company at any time prior to the Effective Time if
(a) the representations and warranties of Parent or Buyer contained in this Agreement are not true and correct at and as of any date prior to the Effective Time as if made at and as of such time, except for (i) failures to be true and correct as could not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business or financial condition of Parent or Buyer (a "Buyer Material Adverse Effect"), (ii) failures to comply as are capable of being and are cured (other than by mere disclosure of the breach) within five (5) days after written notice from the Company to Parent or Buyer of such failure, or (iii) representations and warranties which speak as of a specified date which were true and correct in all material respects as of such specified date; (b) Parent or Buyer has failed to comply with its covenants under this Agreement, except for (i) failures to so comply as could not, individually or in the aggregate, reasonably be expected to result in a Buyer Material Adverse Effect; or (ii) failures to comply as are capable of being and are cured within (5) days after written notice from the Company to Parent or Buyer of such failure; (c) the conditions in Articles VII and IX to be satisfied by the Buyer or Parent shall not have been satisfied by the Buyer or Parent or waived by the Company prior to the Merger Deadline; or (d) the Board shall have approved any proposal other than by Parent and Buyer in respect of an Acquisition Transaction.

     SECTION 10.4. Procedure for Termination. In the event of termination and abandonment of the Merger by Parent, Buyer or the Company pursuant to this
Article X, written notice thereof shall be given by the terminating party to the other parties.

     SECTION 10.5. Effect of Termination. In the event of termination of this Agreement pursuant to and in accordance with this Article X, the Merger shall be deemed abandoned and this Agreement shall forthwith become void, except as provided in Sections 6.3(b) and 6.7 hereof (which Sections shall survive any termination of this Agreement), without liability on the part of any party hereto or its affiliates, directors, officers or stockholders except as provided in Sections 10.6 and 10.7 hereof, and each of the parties hereto hereby waives and releases any other claim which may otherwise exist upon such termination.

     SECTION 10.6. Termination Fee.

     (a) Termination by Parent or Buyer. In the event this Agreement is terminated by Parent or Buyer pursuant to Section 10.2(a) or 10.2(b) hereof, where the failure giving rise to such right of termination shall have been caused in whole or in material part by any action or inaction within the control of the Company or any subsidiary of the Company (it being understood that any action or inaction outside the control of the Company or any subsidiary of the Company such as, by way of example only, the filing of a lawsuit against them, shall not come within this Section 10.6(a)), the Company shall promptly pay to the terminating party an amount equal to the actual out-of-pocket fees and expenses reasonably incurred and paid by such terminating party in connection with the Merger and the transactions contemplated by this Agreement, such amount not to exceed $750,000. Notwithstanding anything to the contrary set forth in this Section 10.6(a): (i) in the event that Buyer is entitled to a fee pursuant to Section 10.7 hereof, neither Parent nor Buyer shall be entitled to any fee under this Section 10.6(a), and (ii) under no circumstances shall both Parent and Buyer be entitled to a fee pursuant to this Section 10.6(a).

     (b) Termination by Company. In the event this Agreement is terminated by the Company (i) pursuant to Section 10.3(a) or 10.3(b) hereof, where the failure giving rise to such right of termination shall have been caused in whole or in material part by any action or inaction within the control of Buyer or Parent (it being understood that any action or inaction outside the control of Buyer or Parent shall not come within this Section 10.6(b)), or (ii) pursuant to Section 10.3(c) hereof (but only where such termination is due to the failure of the condition set forth in Section 9.1 hereof), Parent shall promptly pay to the Company an amount equal to the actual out-of-pocket fees and expenses reasonably incurred by the Company in connection with the Merger and the transactions contemplated by this Agreement, such amount not to exceed $500,000.

     SECTION 10.7. Topping Fee.

     (a) In the event this Agreement is terminated by Parent or Buyer pursuant to Section 10.2(e) or 10.2(f) hereof, or by the Company pursuant to Section 10.3(d) hereof, the Company shall pay to Buyer the sum of One Million Eight Hundred Thousand Dollars ($1,800,000) as compensation for lost opportunities and reimbursement for out-of-pocket expenses.

     (b) In the event this Agreement is terminated by Parent or Buyer pursuant to Section 10.2(c) hereof (but only where such termination is due to the failure of the condition set forth in Section 7.1 hereof), the Company shall pay to Buyer the greater of (i) the sum of Seven Hundred Fifty Thousand Dollars ($750,000), and (ii) the actual out-of-pocket fees and expenses incurred and paid by Buyer and Parent in connection with the Merger and the transactions contemplated by this Agreement, such amount not to exceed One Million Dollars ($1,000,000), in either case, as compensation for lost opportunities and reimbursement for out-of-pocket expenses.

     SECTION 10.8. Remedies. Each party hereto hereby agrees that the sole and exclusive remedy of such party arising out of, resulting from, in connection with or relating to, directly or indirectly, another party's material breach, default or failure in performance of any of such other party's covenants, agreements, representations or warranties occurring prior to the Effective Time, shall be termination of this Agreement pursuant to this Article X, and receipt of a fee pursuant to Section 10.6 or 10.7 hereof, if applicable.

                                   ARTICLE XI

                                 MISCELLANEOUS

     SECTION 11.1. Amendment and Modification. At any time prior to the Effective Time, subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement (referring specifically to this Agreement) of Parent, Buyer and the Company with respect to any of the terms contained herein.

     SECTION 11.2. Waiver. At any time prior to the Effective Time, Parent and Buyer, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other,
(ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto and (iii) waive compliance by the other with any of the agreements or conditions contained herein which may legally be waived. Any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Agreement and signed on behalf of each party.

     SECTION 11.3. Survivability; Investigations. The respective representations and warranties of Parent, Buyer and the Company contained herein or in any certificates or other documents delivered prior to or as of the Effective Time
(i) shall not be deemed waived or otherwise affected by any investigation made by any party hereto and (ii) shall not survive beyond the Effective Time. The covenants and agreements of the parties hereto (including the Surviving Corporation after the Merger) shall survive the Effective Time without limitation (except for those which, by their terms, contemplate a shorter survival period).

     SECTION 11.4. Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally or by next-day courier or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next day delivery.

     (a) if to the Company, to:           Frederick's of Hollywood, Inc.
                                          6608 Hollywood Blvd.
                                          Los Angeles, California 90028
                                          Attention: George W. Townson
                                          Fax No.: (213) 463-8847

     with a copy to:                      Loeb & Loeb LLP
                                          1000 Wilshire Blvd., Suite 1800
                                          Los Angeles, California 90017
                                          Attention: Kenneth R. Benbassat, Esq.
                                          Fax No.: (213) 688-3460

     (b) if to Parent or Buyer, to:       Royalty Corporation
                                          c/o D'Ancona & Pflaum
                                          30 North LaSalle St., Suite 2900
                                          Chicago, Illinois 60602
                                          Attention: Suzanne L. Saxman, Esq.
                                          Fax No.: (312) 580-0923

     SECTION 11.5. Assignment. This Agreement and all of the provisions hereto shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties, provided that Buyer may assign its rights and obligations under this Agreement to any direct or indirect wholly-owned subsidiary of Parent, but no such assignment will relieve any party of its obligations under this Agreement. This Agreement, except for the provisions of Sections 2.3, 3.2, 6.8 and 6.11 hereof (which are intended to be for the benefit of the persons identified therein, and may be enforced by such persons), is not intended to confer any rights or remedies hereunder upon any other person except the parties hereto.

     SECTION 11.6. Governing Law. This Agreement shall be governed by the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

     SECTION 11.7. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     SECTION 11.8. Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. Where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tense, and vice versa. As used in this Agreement, (i) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof; (ii) the term "subsidiary" of any specified corporation shall mean any corporation of which a majority of the outstanding securities having ordinary voting power to elect a majority of the board of directors are directly or indirectly owned by such specified corporation or any other person of which a majority of the equity interests therein are, directly or indirectly, owned by such specified corporation; (iii) the term

"including" and words of similar import shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified; and (iv) the term "to the Company's knowledge" (or words of similar import) shall mean to the knowledge of the Board or any executive officer of the Company.

     SECTION 11.9. Entire Agreement. This Agreement and the Disclosure Letter and the exhibits and schedules hereto (which are incorporated herein by this reference) embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and supersede all prior agreements and understandings among the parties with respect to such subject matter. There are no representations, promises, warranties, covenants or undertakings in respect of such subject matter, other than those expressly set forth or referred to herein and therein.

                                     *****

     IN WITNESS WHEREOF, Buyer and the Company have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.
COMPANY:

FREDERICK'S OF HOLLYWOOD, INC.

By:      /s/ GEORGE W. TOWNSON
    ----------------------------------
Its: President                              BUYER:
                                            ROYALTY ACQUISITION CORP.
                                            By:     /s/ DAVID E. LIPSON
                                              ----------------------------------
                                            Its: Chairman and President

                                            PARENT:

                                            ROYALTY CORPORATION

                                            By:     /s/ DAVID E. LIPSON
                                              ----------------------------------
                                            Its: Chairman and President

                                  EXHIBIT "A"

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                         FREDERICK'S OF HOLLYWOOD, INC.

     Frederick's of Hollywood, Inc., a corporation duly organized and existing under the Delaware General Corporation Law (the "Corporation"), does hereby certify:

     FIRST: That Article FOURTH of the Certificate of Incorporation of the Corporation, as heretofore amended, is hereby amended to delete in its entirety Paragraph (e) of Section 1 of said Article FOURTH.

     SECOND: That said amendment was duly adopted in accordance with Section 242, and duly approved by written consent in accordance with Section 228, of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be executed by its duly authorized officer this      day of
          , 1997.

                                          FREDERICK'S OF HOLLYWOOD, INC.

                                          By:
                                          --------------------------------------
                                          George W. Townson, President

                                                                         ANNEX B
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                         FREDERICK'S OF HOLLYWOOD, INC.

     Frederick's of Hollywood, Inc., a corporation duly organized and existing under the Delaware General Corporation Law (the "Corporation"), does hereby certify:

     FIRST: That Article FOURTH of the Certificate of Incorporation of the Corporation, as heretofore amended, is hereby amended to delete in its entirety Paragraph (e) of Section 1 of said Article FOURTH.

     SECOND: That said amendment was duly adopted in accordance with Section 242, and duly approved by written consent in accordance with Section 228, of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be executed by its duly authorized officer this day      of
            , 1997.

                                          FREDERICK'S OF HOLLYWOOD, INC.

                                          By:
                                            ------------------------------------
                                                George W. Townson, President

                                                                         ANNEX C

                         SECTION 1(e) OF ARTICLE FOURTH
                             PROPOSED TO BE DELETED

     (e)(1) Any person or group, except for a Corporation's Employee Stock Ownership Plan, after the Effective Time, who acquires shares of Class A Stock may not exercise the voting power of that number of shares of Class A Stock so acquired that are deemed to be excess shares of Class A Stock for purposes of this subdivision (e)(1) (other than upon original issuance or sale by this Corporation, by operation of law, by will or the laws of descent and distribution, by gift or by foreclosure of a bona fide loan). An acquisition of shares of Class A Stock hereunder shall be deemed to include shares of Class A Stock with respect to which the person (a "Related Person") acts or agrees to act in concert with any other person. The number of shares of Class A Stock deemed hereunder to be excess Class A Stock shall be determined by application of the following formula:

          (i) the percentage which the number of shares of Class A Stock acquired by a Related Person since the Effective Time bears to the aggregate number of outstanding shares of Class A Stock;

          (ii) minus 10%;

          (iii) minus the percentage which the number of shares of Class B Stock acquired by the Related Person bears to the aggregate number of outstanding shares of Class B Stock;

          (iv) multiplied by the aggregate number of outstanding shares of Class A Stock (a "Minority Protection Transaction").

     (e)(2) In determining the number of outstanding shares of Class A Stock and Class B Stock for purposes of determining excess shares of Class A Stock under subdivision (e)(1) hereof, any shares of Class A Stock or Class B Stock acquired by this Corporation since the last date on which a Related Person acquired any Class A Stock or Class B Stock (whether treasury or retired) shall be deemed still to be outstanding. Determination of excess shares of Class A Stock for purposes of subdivision (e)(1) shall be made as of the date that a Related Person, directly or indirectly, alone or with others, would seek to exercise or direct the exercise of voting power with respect to those shares of Class A Stock.

     (e)(3) In the event the Related Person elects to acquire a sufficient number of shares of Class B Stock in order to eliminate excess shares of Class A Stock as determined by paragraph (e)(1) hereof, the price to be paid by the Related Person for the shares of Class B Stock shall be at least equal to the higher of (a) the highest per share price (including any brokerage commissions and transfer taxes) paid by the Related Person, in cash or in non-cash consideration, for any shares of Class A Stock acquired by that person in the six-month period ending on the date such person becomes a Related Person or (b) the highest closing sale price of the Class A Stock during the 30-day period preceding and following the acquisition of shares of the Class B Stock. The value of any non-cash consideration will be determined by the Board of Directors of the Corporation acting in good faith. The highest closing sale price of the Class A Stock will be the highest closing price on the Composite Tape for the New York Stock Exchange -- Listed Stocks or, if the Class A Stock is not quoted on the Composite Tape on the New York Stock Exchange, or, if the Class A Stock is not listed on the New York Stock Exchange, then on any other principal United States national securities exchange on which the Class A Stock is listed, or, if the Class A Stock is not listed on any United States national securities exchange, the highest closing bid quotation for the Class A Stock during the 30-day period on the National Association of Securities Dealers, Inc. Automated Quotations System or any system in use, or, if no quotations are available, the fair market value during the 30-day period of the Class A Stock as determined in good faith by the Board of Directors of the Company.

     (e)(4) A Minority Protection Transaction shall also be required to be effected by any Related Person that acquires beneficial ownership of the next higher integral multiple of 5% (e.g. 15%, 20%, 25%, etc.) of the outstanding shares of Class A Stock after the Effective Time (other than upon original issuance, by operation of law, by will or the laws of descent and distribution, by gift or by foreclosure of a bona fide loan) if such

Related Person does not then own an equal or greater percentage of the outstanding shares of Class B Stock in excess of 10% acquired after the Distribution Date. Such Related Person desiring not to have excess shares of Class A Stock shall be required to acquire by any legal means that number of shares of Class B Stock prescribed by the formula set forth in the preceding clauses hereof.

     (e)(5) Unless there are affirmative attributes of concerted action, acting or agreement to act in concert with any other person shall not include for purposes of subdivision (e)(1), actions taken or agreed to be taken by persons acting in their official capacities as directors or officers of the Corporation including voting revocable proxies solicited by management of the Corporation or action by persons related by blood or marriage.

     (e)(6) If any Related Person fails to acquire a sufficient number of shares of Class B Stock to eliminate excess shares of Class A Stock pursuant to subdivision (e)(3) hereof, such Related Person shall not be entitled to vote any excess shares of Class A Stock beneficially owned by such Related Person unless and until such requirements are complied with or unless and until all excess shares of Class A Stock are no longer beneficially owned by such Related Person. To the extent that the voting power of any Class A Stock cannot be exercised pursuant to this subdivision, that Class A Stock shall not be included in the determination of the voting power of the Corporation for any purpose under this Certificate of Incorporation as amended or under the Delaware General Corporation Law.

     (e)(7) The Minority Protection Transaction requirement shall not apply to any increase in percentage ownership of Class A Stock resulting solely from a change in the total amount of Class A Stock outstanding, provided that any acquisition by any person or group owning 10% or more of the Class A Stock occurring after such change shall be subject to any Minority Protection Transaction requirement that would be imposed with respect to a Related Person pursuant to this subdivision (e) of Article FOURTH.

     (e)(8) All calculations with respect to percentage ownership of issued and outstanding shares of either class of Capital Stock will be based upon the number of issued and outstanding shares reported by the Corporation to the Securities and Exchange Commission on the latest of the following filings, (i) the Corporation's most recent Annual Report on Form 10-K, (ii) its most recent Quarterly Report on Form 10-Q, or (iii) if any, its most recent Current Report on Form 8-K.

     (e)(9) For purposes of this subdivision (e) of this Article FOURTH, the term "person" means a natural person, company, government or political subdivision, agency or instrumentality of a government or other entity. "Beneficial Ownership" shall be determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act") or any successor regulation. The formation or existence of a "group" shall be determined pursuant to Rule 13d-5(b) under the 1934 Act or any successor regulation.

                                                                         ANNEX D

                          JANNEY MONTGOMERY SCOTT INC.
                                  26 BROADWAY
                            NEW YORK, NEW YORK 10004

                                 June 15, 1997

Board of Directors
Frederick's of Hollywood, Inc.
6608 Hollywood Boulevard
Hollywood, California 90028

Board of Directors:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of outstanding shares of common stock ("Stockholders") of Frederick's of Hollywood, Inc. ("FOH" or the "Company") of the $6.14 cash price per share to be paid to the Stockholders (the "Consideration") in the proposed merger pursuant to the Agreement and Plan of Merger dated June 15, 1997 ("Merger Agreement") entered into between FOH, and an entity ("Buyer") to be formed by Knightsbridge, Inc. (the "Proposed Transaction"). The terms and conditions of the Proposed Transaction are more fully set forth in the Merger Agreement.

     Janney Montgomery Scott Inc. ("JMS"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with the preparation of fairness opinions, mergers and acquisitions, rights offerings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate, and other purposes.

     In connection with our opinion, we have reviewed the Merger Agreement, certain financial and other information of FOH, including internal analyses, reports, forecasts and other information. We have held discussions with senior management of FOH concerning the current operations, financial conditions and prospects of FOH. In addition, we have (i) reviewed the price and trading histories of FOH's two classes of common stock and compared those prices and trading histories with those of publicly traded companies we deemed relevant;
(ii) compared the financial positions and operating results of FOH with those of publicly traded companies we deemed relevant; (iii) compared certain financial terms of the Proposed Transaction to certain financial terms of selected other business combinations we deemed relevant; (iv) performed a net present value calculation on a three year forecasted income statement provided to JMS by the Company; and (v) conducted such other financial studies, analyses and investigations, and reviewed such other factors, as we deemed relevant.

     We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for purposes of this opinion. With respect to financial forecasts, we assumed that they have been reasonably prepared on basis reflecting the best currently available information and judgment of the future financial performance of FOH. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with such valuations or appraisals.

     Our opinion is necessarily based on financial, economic, market and other conditions as they exist on, and information made available to us as of, the date hereof. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Payment of JMS' fairness opinion fee is not contingent upon the conclusion reported. In our role as investment banker to the Company, JMS will be paid an additional fee upon completion of the Transaction.

     It should be understood that this letter is for the information of the Board of Directors only in connection with its consideration of the Proposed Transaction and does not constitute a recommendation to any Stockholder on the Proposed Transaction, and may not be used for any other purpose without our prior written consent.

     Based upon and subject to the foregoing, it is our opinion, as of the date hereof, the Consideration is fair, from a financial point of view, to the Stockholders of FOH.

                                          Sincerely yours,

                                          JANNEY MONTGOMERY SCOTT INC.

                                          By: /s/ HERBERT M. GARDNER
                                            ------------------------------------
                                            Herbert M. Gardner
                                            Senior Vice President

                                                                         ANNEX E

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

SEC. 262. APPRAISAL RIGHTS

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholder of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or
     (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                         INDEPENDENT AUDITOR'S CONSENT

The Directors and Shareholders of
Frederick's of Hollywood, Inc.:

     We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Independent Auditors" in the Consent Solicitation Statement.

                                          KPMG PEAT MARWICK LLP

Los Angeles, California
June 24, 1997

                         FREDERICK'S OF HOLLYWOOD, INC.

                         WRITTEN CONSENT OF STOCKHOLDER

     This consent is solicited on behalf of the Board of Directors and must be
received by the Company no later than             , 1997.

     The undersigned, as the record holder of shares of Class A Capital Stock, par value $1.00 per share (the "Class A Capital Stock"), of Frederick's of Hollywood, Inc., a Delaware corporation (the "Company"), hereby:

      [ ]  CONSENTS          [ ]  DOES NOT CONSENT          [ ]  ABSTAINS

by written consent pursuant to sec. 228 of the Delaware General Corporation Law with respect to all of the shares of the Company's Class A Capital Stock of which the undersigned is the record holder on June 26, 1997, to an amendment to the Company's Certificate of Incorporation which would delete Section 1(e) of Article Fourth thereof.

================================================================================

     The undersigned, as the record holder of shares of Class A Capital Stock of the Company, hereby:

      [ ]  CONSENTS          [ ]  DOES NOT CONSENT          [ ]  ABSTAINS

by written consent pursuant to sec. 228 of the Delaware General Corporation Law with respect to all of the shares of the Company's Class A Capital Stock of which the undersigned is the record holder on June 26, 1997, to the adoption of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 15, 1997, among the Company, Royalty Corporation, a Delaware corporation, and Royalty Acquisition Corp., a Delaware corporation (the "Purchaser"), and to the merger of the Purchaser into the Company (with the Company being the surviving corporation) pursuant to the terms of the Merger Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Written Consent of Stockholder on the date indicated below.

Dated:                                      ------------------------------------
                                            (Signature of Stockholder)

                                            ------------------------------------
                                            (Signature of Stockholder if held
                                            jointly)

                         FREDERICK'S OF HOLLYWOOD, INC.

                         WRITTEN CONSENT OF STOCKHOLDER

     This consent is solicited on behalf of the Board of Directors and must be
received by the Company no later than             , 1997.

     The undersigned, as the record holder of shares of Class B Capital Stock, par value $1.00 per share (the "Class B Capital Stock"), of Frederick's of Hollywood, Inc., a Delaware corporation (the "Company"), hereby:

      [ ]  CONSENTS          [ ]  DOES NOT CONSENT          [ ]  ABSTAINS

by written consent pursuant to sec. 228 of the Delaware General Corporation Law with respect to all of the shares of the Company's Class B Capital Stock of which the undersigned is the record holder on June 26, 1997, to an amendment to the Company's Certificate of Incorporation which would delete Section 1(e) of Article Fourth thereof.

================================================================================

     The undersigned, as the record holder of shares of Class B Capital Stock of the Company, hereby:

      [ ]  CONSENTS          [ ]  DOES NOT CONSENT          [ ]  ABSTAINS

by written consent pursuant to sec. 228 of the Delaware General Corporation Law with respect to all of the shares of the Company's Class B Capital Stock of which the undersigned is the record holder on June 26, 1997, to the adoption of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 15, 1997, among the Company, Royalty Corporation, a Delaware corporation, and Royalty Acquisition Corp., a Delaware corporation (the "Purchaser"), and to the merger of the Purchaser into the Company (with the Company being the surviving corporation) pursuant to the terms of the Merger Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Written Consent of Stockholder on the date indicated below.

Dated:                                      ------------------------------------
                                            (Signature of Stockholder)

                                            ------------------------------------
                                            (Signature of Stockholder if held
                                            jointly)